UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE PROGRESSIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Progressive Corporation (NYSE:PGR) will hold its Annual Meeting of Shareholders on Friday, May 9, 2025, at 10:00 a.m. eastern time. The meeting will be held by online audio webcast only and there will be no physical location for the meeting. Accordingly, you will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live audio-only webcast by visiting virtualshareholdermeeting.com/PGR2025. To participate in the Annual Meeting, you must have your 16-digit control number that is shown on your proxy card.

At the Annual Meeting, shareholders will be asked to:
1.Elect as directors the 11 nominees identified in the attached Proxy Statement, each to serve for a term of one year;
2.Cast an advisory vote to approve our executive compensation program;
3.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
4.Transact such other business as may properly come before the meeting.
The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice. Only shareholders of record of The Progressive Corporation at the close of business on March 14, 2025, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting.
Your vote is important. Whether or not you plan to participate in the meeting via the live audio-only webcast, please vote by Internet or telephone (following the instructions on the enclosed proxy card), or by completing and returning the proxy card in the enclosed postage-paid envelope. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the Proxy Statement’s “Questions and Answers about the Annual Meeting and Voting” section.
By Order of the Board of Directors,
David M. Stringer, Secretary
March 24, 2025
The Proxy Statement and the 2024 Annual Report to Shareholders
are also available at progressiveproxy.com

A MESSAGE FROM THE BOARD OF DIRECTORS
March 24, 2025
To Progressive’s shareholders:
After navigating several years of challenging business conditions, we welcomed 2024 with cautious optimism. We believed Progressive’s deft response to volatility and profitability concerns in 2023 positioned it well for profitable growth in 2024. Our optimism proved well-grounded: The company delivered an appealing mix of product offerings and customer-focused service, yielding a year of profitable growth.
The numbers tell a lot of the story. Year over year, Progressive grew countrywide policies in force and net written premiums by 18% and 21%, respectively. This follows strong growth in 2023, marking exceptional sustained performance. Moreover, both our Personal Lines and Commercial Lines businesses were profitable—no small feat in highly competitive markets and uncertain risk environments. The results are a testament to Progressive’s unwavering commitment to growing as fast as possible while delivering outstanding customer service and earning at least a four percent profit margin.
While my fellow Directors and I were delighted with the company’s results, 2024 was about more than numbers. In a decade filled with change and challenge, obstacles and opportunities, we believe Progressive’s performance has been rooted in the team’s clarity of vision, excellence in execution, and sincerity of culture. We’re confident these strengths, amplified through over 66,300 Progressive employees, will continue to support an enduring, thriving business. It is a joy to watch the Progressive team work together with shared purpose and cultivated resilience.
I encourage you to read more about Progressive’s outstanding performance in 2024 in the most recent letter from Progressive’s Chief Executive Officer, Tricia Griffith, which accompanies our 2024 Annual Report. As always, Tricia’s letter provides a view into Progressive’s unique culture, gives context to its commitments to its stakeholders, and shares details about Progressive’s accomplishments, strategies, and goals.
With regard to stakeholders, the Board recognizes the special role Progressive plays for its customers and employees during times of need. We saw this firsthand at our October 2024 Board meeting, which commenced the morning after Hurricane Milton made landfall in Florida. Immediately, the Progressive team pivoted to focus on the storm. We received real-time updates as plans were made to mobilize thousands of employees to contact customers and address claims—and to reach out to employees in the storm’s path to check on their safety and offer assistance to those needing help. We saw the urgency of the moment, the concern for everyone’s welfare, and the desire to be there for both customers and employees in need. Ultimately, customers were served, employees were supported, and the company played its perennially vital role in the process of repairing and rebuilding. This is just one example of how Progressive lives up to its brand purpose – coming together as a team to help our customers move forward and live fully.
I could fill pages with commentary on the company’s efforts for other stakeholder groups. For more on that, I invite you to read Progressive’s Corporate Sustainability Report, published this past September. In those pages, you’ll find data and stories that illustrate the driving force of culture at Progressive. The team strives to understand each other’s needs, its customers’ needs, and the overarching need to deliver when it counts, always in the right way.
As a Board, we are ever mindful of the critical role we play in providing oversight and input. To that end, we continue to engage with management regularly on overall business strategy, risk management, and issues relating to people and culture, among many other matters. This includes overseeing both “here and now” risks and strategies and longer-term challenges and opportunities. Each year, we meet with Progressive leaders across various business functions to take deep dives into key company initiatives and to stay informed of business operations, the competitive landscape, and company plans. We so enjoy engaging not only with Progressive’s most senior leaders, but with emerging talent across the organization. We do this both as a full Board and through our committees.

We’re also mindful that strong corporate governance starts with us. My fellow Directors and I ensure we remain committed to strong corporate governance practices, and we engage with the Progressive team through that lens. We ask questions, offer perspectives, and exercise oversight with an eye fixed on long-term shareholder value. In doing so, we find that our varied backgrounds, experiences, and perspectives serve us well and enrich our oversight. It truly is a team made stronger by our differences, which we focus collaboratively on our shared commitment to service to Progressive’s shareholders. We note with sadness the passing of our former colleague and friend, U.S. Navy Rear Admiral (Retired) Danelle Barrett. We miss her insights and her dedicated participation in our work.

Our Annual Meeting this year will be held virtually on May 9, 2025. We encourage you to attend. Even if you don’t plan to attend the meeting, we hope you will review our proxy statement and vote your shares.
On behalf of the Board of Directors, I thank all of Progressive’s over 66,300 employees for their incredible work and commitment during 2024, and I thank you for your ongoing investment in The Progressive Corporation.

/s/ Lawton W. Fitt
Lawton W. Fitt
Chairperson of the Board

THE PROGRESSIVE CORPORATION
PROXY STATEMENT
i

THE PROGRESSIVE CORPORATION
PROXY STATEMENT
GENERAL INFORMATION REGARDING PROXY MATERIALS AND
THE ANNUAL MEETING OF SHAREHOLDERS
The Board of Directors (Board) of The Progressive Corporation (NYSE:PGR) (Progressive or Company) provides this Proxy Statement to you to solicit your proxy to act upon the matters outlined in the accompanying Notice of Annual Meeting of Shareholders, each described in more detail in this document.
The Annual Meeting will take place on Friday, May 9, 2025, at 10:00 a.m. eastern time, via a live audio-only webcast that is available at virtualshareholdermeeting.com/PGR2025. There will be no physical meeting location and the meeting will only be conducted via the live audio-only webcast to allow for greater participation by all of our shareholders, regardless of their geographic location. Your proxy also may be voted at any adjournment or postponement of the meeting.
The proxy card, this Proxy Statement, and Progressive’s 2024 Annual Report to Shareholders will be mailed to shareholders beginning on or about March 24, 2025.
All proxies that are properly completed and submitted over the Internet or by telephone, and all properly executed written proxies, will be voted at the meeting in accordance with the directions given by the shareholder, unless the shareholder properly revokes their proxy before voting occurs at the meeting. If a shareholder executes and delivers their proxy card without directions on how to vote their shares, then the shares represented by the proxy card will be voted as recommended by the Board.
Only shareholders of record of The Progressive Corporation’s common shares, $1.00 par value, at the close of business on March 14, 2025, the record date, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement of the meeting. Each shareholder on the record date is entitled to one vote for each of our common shares held by the shareholder. On the record date, we had 586,236,114 common shares outstanding.
For additional information regarding the proxy materials and the Annual Meeting, see “Questions and Answers about the Annual Meeting and Voting” in this Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS STRONGLY ENCOURAGES YOU TO VOTE YOUR SHARES BY PROXY PRIOR TO THE MEETING. YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE VOTING INSTRUCTIONS CAREFULLY TO MAKE SURE THAT YOUR SHARES ARE VOTED APPROPRIATELY.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement and includes a summary of our 2024 business performance and various business strategies. This summary also discusses our approach to environmental, social, and governance (ESG), human capital management, and stakeholder engagement efforts.
The Proxy Statement Summary does not contain all of the information you should consider when voting your shares. Please read the entire Proxy Statement and Annual Report to Shareholders carefully before voting. For additional information about how to vote your shares, including voting options and standards, see “Questions and Answers about the Annual Meeting and Voting” in this Proxy Statement.
VOTING MATTERS AND BOARD RECOMMENDATION

Item Number	Voting Matter	Board Recommendation
1	Elect as directors the 11 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee
2	Cast an advisory vote to approve our executive compensation program	FOR
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR
PROGRESSIVE AT A GLANCE
The Progressive insurance organization has been offering insurance to consumers since 1937. We are the second largest private passenger auto insurer in the U.S., the largest writer of motorcycle insurance, the eleventh largest homeowners insurance carrier, and the number one writer of commercial auto insurance, in each case based on 2023 premiums written.
As our name implies, we were founded on the principle of moving forward, taking new risks, and learning and growing together. As we look to the future, we are grounded in our four cornerstones.
OUR CORE VALUES: Who we are
Progressive’s Core Values—Integrity, Golden Rule, Objectives, Excellence, and Profit—serve as the foundation for our culture. They represent our values, guide our decisions, and define how we conduct our business and interact with others.
•Integrity: We revere honesty and adhere to high ethical standards to gain the trust and confidence of our customers. We value transparency, encourage disclosing bad news, and welcome disagreement.
•Golden Rule: We value and respect our differences, act with kindness and caring, and treat others as they want to be treated.
•Objectives: We set ambitious goals and evaluate our performance by measuring what we achieve and how we achieve it. We’re committed to an inclusive and equitable workplace where rewards and promotion are based on results and ability.
•Excellence: We strive to meet or exceed the expectations of our teammates, customers, partners, and investors by continuously improving and finding new ways to meet their needs.
•Profit: We have a responsibility to ourselves, our customers, agents, and investors to be a profitable and enduring company by offering products and services consumers value.
OUR PURPOSE: Why we’re here
Progressive exists to help people move forward and live fully.
OUR VISION: Where we’re headed
Our Vision is to become consumers’, agents’, and business owners’ #1 destination for insurance and other financial needs.
OUR STRATEGY: How we’ll get there
We will achieve our Vision through four Strategic Pillars: (1) People and Culture; (2) Broad Needs of our Customers; (3) Leading Brand; and (4) Competitive Prices.

2024 BUSINESS PERFORMANCE HIGHLIGHTS
As a property-casualty insurance company offering products throughout the U.S., we have earnings streams from both underwriting activity and investment activity. During 2024, we wrote $74.4 billion of net premiums written, or $12.9 billion more than the prior year, and ended the year with 35 million policies in force, which was an increase of just over 5 million from year-end 2023. Our underwriting profit margin for 2024 was 11.2% (which exceeded our companywide profitability target of at least 4%), or $8.0 billion of pretax underwriting profit, compared to 5.1%, or $3.0 billion, for 2023. The increase in underwriting profit margin over the prior year was primarily driven by the rate increases we took throughout 2023, which increased average earned premiums per policy in 2024, lower loss frequency, and favorable prior-year development, partially offset by increased advertising spend.
Our investment portfolio generated $2.8 billion of recurring investment income earned during 2024, compared to $1.9 billion in 2023. The 50% increase reflected growth in invested assets and an increase in recurring investment book yield. At December 31, 2024, 94% of the total fair value of our portfolio was comprised of fixed-maturity securities. During 2024, the changes in the market value of our fixed-maturity securities, which are a component of comprehensive income, increased $0.2 billion, after tax, due to valuation increases across fixed-maturity sectors, excluding the U.S. Treasury portfolio. For the year ended December 31, 2024, our fully taxable equivalent total return on our investment portfolio was 4.6%.
During 2024, we declared aggregate common share dividends of $4.90 per share, which includes both our annual-variable and quarterly common share dividends of $4.50 per share and $0.10 per share, respectively; repurchased 0.7 million of our outstanding common shares, at an average cost of $201.32 per common share; redeemed all of our outstanding Serial Preferred Shares, Series B, for $500 million in aggregate; and declared and paid aggregate preferred share dividends of $8 million. We ended 2024 with $32.5 billion of total capital and a debt-to-total capital ratio of 21.2%.
Following are a few key performance metrics for 2024:

Net premiums written growth	21%
Policies in force growth	18%
Combined ratio	88.8
Underwriting profit margin	11.2%
Return on average common shareholders’ equity:
Net income	35.5%
Comprehensive income	36.4%
Net income	$8.5 billion
Net income per common share	$14.40
Declared common shareholder dividends	$2.9 billion
Repurchased common shares	$0.1 billion
We encourage you to review our Annual Report to Shareholders for additional information on our 2024 performance and our financial results.

NOMINEES FOR DIRECTOR
The Board has nominated 11 directors, each of whom is a current director, with a broad and complementary set of skills, experiences, backgrounds, and perspectives.
Diversity
Skills and Experiences

CORPORATE GOVERNANCE HIGHLIGHTS
Corporate Governance Practices
We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance practices include:

Effective Structure and Composition		Additional Practices and Policies		Shareholder Rights
✔	Independent, experienced Chairperson	✔	Robust director stock ownership guidelines	✔	Single class voting
✔	Independent committee leadership and strong independent committee membership	✔	Established Board and committee risk oversight practices	✔	Annual election of all directors
✔	A diverse and highly qualified Board	✔	Board technology and cybersecurity oversight	✔	Majority voting in uncontested director elections
✔	Mandatory director retirement policy (no exemptions or waivers within the past three years)	✔	ESG (including climate change) oversight	✔	Proxy access available
✔	Independent directors meet regularly without management	✔	Diversity, equity, and inclusion oversight	✔	No poison pill
✔	Restrictions limiting the number of public company boards on which a director may serve	✔	Talent management oversight
		✔	Ongoing director education
		✔	Annual Board and committee evaluation process
Board Risk Oversight
The Board is ultimately responsible for overseeing our risk profile and risk management processes. To facilitate these responsibilities, the Board assigns certain risk oversight responsibilities to each of its main committees through each committee’s charter. The committees continue to undertake the increasingly detailed oversight work for which they are responsible, to interact with and oversee management, and to report back significant matters to the full Board. A more detailed discussion of this oversight function is contained in the “Board Risk Oversight” section of this Proxy Statement.

SUSTAINABILITY AND ESG HIGHLIGHTS
Sustainability and ESG initiatives have been an integral part of the company’s business. Our Core Values are a cornerstone of our business and, as such, are the tenets of these initiatives and have evolved naturally as we work to not only grow our business, but also to support our customers, community, and employees.
The Board’s Approach
The Board and its committees oversee the assessment and management of various sustainability and ESG matters. In their oversight role, our directors ask questions, probe our thinking, provide strategic input, and give guidance informed by their diverse skills and experiences. The following chart highlights some of our Board’s involvement with these matters.
Our Sustainability Efforts
At Progressive, we aim to take a forward-looking approach to everything we do, from the products we offer to the way we interact with the world around us. We work to drive sustainable change for our shareholders, employees, independent agents, communities, and the millions of customers who trust us to protect what is important to them. As our efforts evolve with the world around us, we expect to adapt our sustainability reporting.
Our most recent Corporate Sustainability Report was prepared with guidance from the Nominating and Governance Committee, our executive leadership, and various subject matter experts. The report was informed by elements from various reporting frameworks, namely the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosure (TCFD), and includes indices to each of these reporting frameworks. The report provides information regarding our philosophy and practices on a number of topics, including:
To review our most recent Corporate Sustainability Report, including the limited assurance report by an independent third party of our Scope 1 and Scope 2 location-based and market-based greenhouse gas emissions reporting, please visit our sustainability site at progressive.com/sustainability. The report and any other information on the sustainability site are not incorporated by reference in, and do not form part of, this Proxy Statement or any other SEC filing.

HUMAN CAPITAL MANAGEMENT
We believe that our people and our culture remain our most significant competitive advantage, and that having the right people working together in the right way is critical to driving our results, building our enduring business, and creating long-term shareholder value. Our culture is deeply rooted in our Core Values and is the foundation for our human capital management strategies to attract, hire, engage, and retain highly qualified employees.
Our People
We believe that our culture and continued success has enabled us to create a workplace composed of highly talented people across diverse markets and with a broad range of backgrounds and experiences.

Attract and Hire We employ extensive recruiting practices with a goal of developing qualified and deep candidate pools and attracting candidates from both established and new sources. We believe that our recruitment efforts generally have enabled us to present high-potential pools of job candidates to our hiring managers. In turn, we train our hiring managers to identify and avoid unconscious biases they may have during the interview and selection process and the importance of employing individuals with different kinds of experiences and backgrounds. We believe these strategies collectively enhance our applicant pools and contribute to our continued success.

Engage and Retain We understand that engaged employees are more productive, provide better service to our customers, and are more likely to stay with Progressive. Each year, we survey our people to measure their engagement. We use the results, along with other information, to evaluate our human capital strategies and the health of our culture.

Employee retention is an important part of our strategy. Promoting from within is also a key part of our strategy. Many of our leaders, including most executive team members, joined Progressive in a more junior position and advanced to significant leadership positions within the organization. As of December 31, 2024, we had about 66,300 employees. We disclose our consolidated EEO-1 data on our website.
Supporting our People and Culture
We strive to support our employees by providing challenging work experiences, career opportunities, and a culture of learning. We are focused on coaching and development, which we believe promotes greater engagement in our business and improved individual performance.

Training and Development We actively foster a learning culture and offer several leadership development programs, including a program open to employees of all backgrounds with a focus on leading inclusively. Moreover, our career development resource, “Career Central,” encourages employees to take control of their careers through career exploration guides, recorded career journeys, discovery questionnaires to guide employees to roles that match their skills, and more. Available to new and tenured employees, our learning solutions are tailored to both individual contributors and leaders and cover a broad swath of skills and competencies.

ERGs Over a decade ago, our first Employee Resource Groups (ERG) were created to help build communities for our employees. We believe our ERGs, which are each open to all employees at the company, provide spaces for networking, understanding differences, and sharing experiences. Our first ERGs launched in 2007, and 44% of Progressive people belong to at least one of the following ERGs as of December 31, 2024:
•Asian American Network
•Disabilities Awareness Network
•LGBTQ+ Network
•Military Network
•Network for Empowering Women
•Parent Connection
•Progressive African American Network
•Progressive Latin American Networking Association
•Young Professionals Network

Compensation and Benefits As part of employee compensation, nearly all Progressive people participate in our annual cash incentive program, named Gainshare, which rewards the growth and profitability of our insurance businesses. We believe Gainshare contributes to the cooperative and collaborative way we work together and, in part, defines our culture. We also monitor overall pay equity among employees with similar performance, experience, and job responsibilities, and publish the results annually on our website.

Additionally, our employee benefits are intended to be competitive and to support the needs of our people and their families. We invest in physical, emotional, and financial health of Progressive people by providing a broad range of benefits.

Diversity, Equity, and Inclusion
We believe that in order to be consumers’, agents’, and business owners’ number one destination for insurance and other financial needs, we need to anticipate and understand the needs of our customers. Therefore, we aspire to take full advantage of the rich diversity of our employees’ unique backgrounds, experiences, skills, talents, and perspectives. Our diversity, equity, and inclusion efforts are overseen by our Compensation and Talent Committee on behalf of the entire Board.
For Progressive, our inclusive workplace philosophy is not represented by just a program, initiative, or singular goal. We take a holistic approach guided by four primary objectives, which have been in place for several years:
•to maintain a fair and inclusive work environment;
•to reflect the customers we serve;
•for our leaders to reflect the people they lead; and
•to contribute to our communities.
We challenge ourselves to reach far and wide to attract highly qualified and deep applicant pools when recruiting opportunities arise, and to invest broadly in developing our internal talent.
We’re committed to creating an environment where all our people feel welcomed, valued, and respected, and we integrate this commitment into our workplace. This includes hosting regular IQ Inclusion QuarterlySM events which feature a series of speakers, discussion groups, and storytelling focused on themes such as embracing vulnerability and increasing collaboration.
Moreover, we support efforts to contribute to our communities, through our Keys to Progress® programs (which provide vehicles to veterans and veteran-focused organizations), and by supporting programs which furnish homes for individuals emerging from homelessness, our various education and engagement efforts, and our financial contributions to various community organizations.
For over 20 years, we also have contributed to The Progressive Insurance Foundation (Foundation). Through the Name Your Cause® program, each employee can recommend an eligible charity to receive a fixed amount of the Foundation’s charitable giving without requiring the employee to make an out-of-pocket donation. This is the Foundation’s way of supporting causes and reaching communities across the country where our people, and our customers, live and work. Since 2020, Progressive has also contributed, either directly or through the Foundation, to national charitable organizations identified by our ERGs.
See “Compensation Discussion and Analysis – Elements of Compensation – The Role of Diversity, Equity, and Inclusion” for more information.
EXECUTIVE COMPENSATION HIGHLIGHTS
We believe that our executive compensation program has been a critical component of our strong operating results and, in turn, shareholder returns in recent years. We generally provide base salary to our executives near or below the market median and provide a significant percentage of total compensation in the form of performance-based equity awards that provide upside potential when we perform well against pre-established and objective measures that we believe correlate to shareholder value. In furtherance of our long-standing goal to grow as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service, we use the combined ratio as a performance measure in several compensation elements.
We believe that the overall structure of our executive compensation program supports a strong pay-for-performance linkage and aligns the interests of our executives with those of our shareholders. For example, during the past five years:
•We grew faster than the markets for the insurance business lines we measure, resulting in the related vesting of the performance-based restricted stock unit awards above target;
•We achieved long-term fixed-income portfolio returns in line with our benchmark group, resulting in the vesting of the performance-based restricted stock unit awards that reflect our investment results near target; and
•Our annual Gainshare program payout has ranged from 86% to 192% of target, with an average of 159% of target, based on the growth in average policies in force and profitability of our insurance businesses (for 2024, it paid out at 178% of target).

Our executive compensation program is overseen by the Compensation and Talent Committee of the Board. The Committee’s decisions are made after considering third-party compensation data for comparable companies, internal analyses, and recommendations presented by management. The executive compensation decisions for executive officers generally represent the culmination of extensive analysis and discussion, which typically take place over the course of multiple committee meetings and in meetings between the committee and management, including our CEO, our Chief Human Resources Officer, members of our compensation and law departments, and sometimes compensation consultants.
Our executive compensation program has a number of important structural features and guiding policies. Below are the executive compensation practices we follow:

What We DO Have
✔	Independent Compensation and Talent Committee that establishes compensation for executive officers

✔	Heavy weighting of at-risk “pay-for-performance” compensation

✔	Typically below market base salary with opportunity to exceed median with strong performance

✔	Stock ownership guidelines
✔	Clawback/forfeiture provisions (including restatements and reputational harm) and a separate Dodd-Frank Clawback Policy

✔	Leadership job objectives for each executive officer aimed at fostering an inclusive workplace, which factors into setting overall annual target compensation

What We DON’T Have
✘	Employment agreements

✘	Guaranteed salary increases or bonuses

✘	Hedging/pledging of our stock

✘	“Timing” of equity awards

✘	Single-trigger change in control benefits

✘	Pension plan or supplemental retirement benefits provided to executives

STAKEHOLDER ENGAGEMENT
We seek to provide transparency into our business, our performance, our strategic priorities, our governance practices, and how our Core Values guide our decisions and support our culture. We share information with our stakeholders in a variety of ways, including monthly earnings releases, quarterly investor calls, annual shareholder meetings, quarterly letters from our CEO, and annual letters from our Chairperson of the Board.
We recognize the value in maintaining open lines of communication with our stakeholders and engage with our stakeholders throughout the year to:
•provide visibility and transparency into our business, our performance, and our corporate governance, ESG, and compensation practices;
•discuss with our investors the issues that are important to them, hear their expectations for us, and share our views; and
•assess emerging issues that may affect our business, inform our decision making, and enhance our corporate disclosures.

ITEM 1: ELECTION OF DIRECTORS
Our Code of Regulations establishes the number of directors at no fewer than five and no more than 13. The number of directors has been fixed at 11, and there are currently 11 directors on the Board. As stated in our Corporate Governance Guidelines, the Board may change the size of the Board from time to time depending on its needs and the availability of qualified candidates. In this proposal, we are asking shareholders to elect as directors the 11 nominees named below.
Each director elected will serve a one-year term and until their successor is duly elected. If, by reason of death or other unexpected occurrence, any one or more of the nominees named below is not available for election, the proxies will be voted for substitute nominee(s), if any, as the Board may propose. In the alternative, the Board may decide to reduce the size of the Board prior to the 2025 Annual Meeting or fill the vacancy at a later date. (The deadlines for shareholders to nominate one or more individuals for election to the Board at the Annual Meeting have passed.)
NOMINEES FOR DIRECTOR
Based upon a recommendation from the Board’s Nominating and Governance Committee, the Board has nominated the following persons for election to the Board:
•Philip Bleser
•Stuart B. Burgdoerfer
•Pamela J. Craig
•Charles A. Davis
•Roger N. Farah
•Lawton W. Fitt
•Susan Patricia Griffith
•Devin C. Johnson
•Jeffrey D. Kelly
•Barbara R. Snyder
•Kahina Van Dyke
Information regarding the nominees can be found below under “– Director Nominee Highlights” and “ – Director Nominee Information.”

The Board of Directors recommends that you vote FOR the election of each nominee.
DIRECTOR NOMINEE SELECTION PROCESS
The Board is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Governance Committee, which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.
Qualifications, Experiences, and Skills
The Nominating and Governance Committee evaluates each director candidate individually when considering whether the candidate should be nominated to serve on the Board. The committee will give due consideration to factors deemed relevant by the committee or the Board, including whether the candidate possesses the general qualities required to serve successfully as a director, including: intelligence, thoughtfulness, diligence, judgment, character, and commitment.
The committee reviews the candidate’s relevant experiences, the extent of their demonstrated excellence and success in their chosen career, and the specific attributes, skills, talents, or knowledge the candidate would be expected to add to the Board.
In addition to the qualifications that each director nominee must have, the Board believes that one or more of its Board members should possess the following experiences and expertise because of their particular relevance to the company’s business, strategy, and structure. These experiences and expertise were considered by the committee in connection with this year’s director nomination process:
•Accounting & Finance
•Corporate Governance
•Highly Regulated Businesses
•Insurance or Financial Services
•Investment & Capital Management
•Leadership, Culture, or Diversity, Equity, and Inclusion (DEI)
•Retail or Marketing
•Risk Management
•Technology or Cybersecurity
The committee also considers the company’s and the Board’s needs, the qualifications of other available candidates, and how the addition of the candidate to, or the continued service on, the Board would enhance the Board’s overall diversity and capabilities.
Diversity
The Board’s policy is to include individuals with a wide variety of tenure, talents, skills, experiences, and perspectives, in addition to considering demographic criteria such as race, ethnicity, sexual orientation, gender, nationality, age, and disability, whenever possible. The directors believe that such diversity provides the Board with broader perspectives, a wide array of thoughts and ideas, and insight into the views and priorities of our diverse investor, customer, independent agent, and employee bases.
The committee’s work in recruiting new members will continue to reflect their commitment to achieve such diversity. To evaluate a candidate’s impact on the diversity of the Board, the committee considers how distinct the candidate’s background, experiences, skills, and personal characteristics are from those of the incumbent directors and whether the candidate would bring a unique perspective to the Board. The committee assesses the effectiveness of its practices for consideration of diversity in nominating director candidates by periodically analyzing the diversity of the Board as a whole and, based on that analysis, determining whether it may be desirable to add to the Board a director with a certain type of background, talent, experience, personal characteristic, skill, or a combination thereof.
Other Public Company Board Commitments
The Board expects that each director will devote sufficient time and effort as necessary to serve as a director and as a member of the Board’s committee(s) to which the director may be assigned.
Therefore, in accordance with our Corporate Governance Guidelines:
•directors that are actively involved in an executive capacity with the company or another publicly held company can sit on no more than two public companies’ boards in addition to the company (excluding subsidiaries or companies in which the director’s employer holds an investment); and
•directors that are not actively involved in management of the company or another company (including a non-executive board chairperson) can sit on no more than four public companies’ boards in addition to the company.
Director commitment levels, including public company board leadership positions, are reviewed at least annually to confirm that each director has sufficient time to perform their duties. All directors are compliant with this expectation at this time.

DIRECTOR NOMINEE HIGHLIGHTS
Director Nominee Diversity
The nominees include a diverse mix of directors.

Director Nominee Experiences, Qualifications, Attributes, and Skills
The Board believes that it is desirable that the following experiences, qualifications, attributes, and skills be possessed by one or more of its Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Nominating and Governance Committee in connection with this year’s director nomination process:

	Accounting & Finance	Corporate Governance	Highly Regulated Businesses	Insurance/ Financial Services	Investment & Capital Management	Leadership/ Culture/DEI	Retail/Marketing	Risk Management	Technology/Cybersecurity
Philip Bleser	●	●	●	●	●	●	●	●
Stuart B. Burgdoerfer	●	●			●	●	●	●
Pamela J. Craig	●	●			●	●		●	●
Charles A. Davis	●	●	●	●	●	●		●
Roger N. Farah	●	●				●	●	●
Lawton W. Fitt	●	●	●	●	●	●		●
Susan Patricia Griffith		●	●	●		●	●	●
Devin C. Johnson	●					●	●		●
Jeffrey D. Kelly	●	●	●	●	●	●		●
Barbara R. Snyder			●	●		●		●	●
Kahina Van Dyke				●	●	●	●		●

DIRECTOR NOMINEE INFORMATION
The following information is provided as of March 18, 2025, for each nominee and includes descriptions of each nominee’s specific experience, qualifications, attributes, and skills that led the Nominating and Governance Committee and the Board to conclude that the nominee should serve on the Board. Unless otherwise indicated, each nominee has held the principal occupation indicated for more than five years. Current directorships and former directorships (held during the last five years) at other public companies are also shown. The term of each current director expires at the Annual Meeting.

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Philip Bleser (70) Director since: 2017	Retired; Chairman of Global Corporate Banking, JPMorgan Chase & Co. (financial services)

	Prior to retiring in 2016, Mr. Bleser served on the executive leadership team at JPMorgan Chase, a preeminent commercial bank and financial services company, where he led the firm’s global corporate banking efforts. In these roles, Mr. Bleser’s responsibilities included, among others, strategic direction and execution, risk management, and operations of a global technology- and customer-driven corporate banking operation. Mr. Bleser also previously served on the board of a specialty retail company, enhancing his experience in the areas of public company governance and the operations of its audit and governance committees, as well as deepening his understanding of a consumer-facing retail business. In addition to these financial and operational roles, Mr. Bleser has earned a climate leadership certificate, enhancing the Board’s oversight of climate risks and sustainable growth strategies.	Current None Former Francesca’s Holding Corp.

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership/Culture/DEI Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Stuart B. Burgdoerfer (61) Director since: 2009	Retired; Executive Vice President and Chief Financial Officer, L Brands, Inc. (retailing) prior to August 2021; Interim Chief Executive Officer of VS NewCo (retailing) from May 2020 to February 2021

	Mr. Burgdoerfer’s experience includes work as a CPA at Deloitte, as a management consultant and in financial leadership roles at PepsiCo/YUM Brands subsidiary Pizza Hut, and as Senior Vice President of Finance at The Home Depot. He was the Executive Vice President and Chief Financial Officer of L Brands from April 2007 through August 2021, and served from May 2020 through February 2021 as Interim Chief Executive Officer of L Brand’s subsidiary Victoria's Secret (VS NewCo), expanding his executive and leadership responsibilities at this global retail company. Mr. Burgdoerfer’s experience includes service as a director of another public company, including as a member of its audit committee, and as a member of the Board of Trustees at Spelman College. Mr. Burgdoerfer’s substantial experience in leadership roles as a financial professional and senior executive also enhances the Board’s financial expertise.	Current Arhaus, Inc. Former None

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership/Culture/DEI Retail/Marketing Risk Management
Pamela J. Craig (68) Director since: 2018	Retired; Chief Financial Officer, Accenture PLC (global management consulting)

Ms. Craig is the former Chief Financial Officer of the global professional services firm, Accenture PLC. Ms. Craig worked at Accenture for 34 years in a variety of consulting and executive roles, where she developed extensive finance, capital management, operational, enterprise risk management, and technology expertise, as well as leadership experience in the context of a large, growth-oriented organization. In addition, her current and past service as a director of Progressive and other public companies, including companies in the retail, technology services and security, and manufacturing industries, and as a member of other audit, compensation, governance, and corporate responsibility and sustainability committees, provide her with valuable experience in addressing the many risks and governance issues facing public companies.
Current Merck & Co., Inc. Corning Incorporated Former 3M Company

Key Skills: Accounting & Finance Corporate Governance Investment & Capital Management Leadership/Culture/DEI Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Charles A. Davis (76) Director since: 1996	Chief Executive Officer, Stone Point Capital LLC (private equity investing)

	Mr. Davis has broad financial, investment, and capital management expertise developed through his work as a partner at Goldman Sachs Group, investment management experience at MMC Capital, Inc., and as Chief Executive Officer of Stone Point Capital LLC. Mr. Davis has extensive knowledge of Progressive’s business and history, which he has gained through his service as a director of the company since 1996. From his decades of investment banking and private equity experiences, Mr. Davis has a deep understanding of the insurance industry, capital allocation, investment management, and strategic transactions. Additionally, he has substantial corporate governance and risk expertise from his service on the boards of other public and private companies, including in the reinsurance industry, and as a member of other finance and risk committees.	Current AXIS Capital Holdings Limited Former The Hershey Company

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership/Culture/DEI Risk Management
Roger N. Farah (72) Director since: 2008	Executive Chair of the Board, CVS Health Corporation (healthcare) since October 2024; Retired, Executive Director, Tory Burch LLC (retailing) prior to October 2024

	Mr. Farah previously served in executive officer positions at Ralph Lauren Corporation and Tory Burch LLC, an executive director at Tory Burch, and as a director at other public companies, primarily in the retail and health insurance industries. The extensive management and operational experience Mr. Farah has obtained through over 40 years in the retail industry enables him to provide insights, particularly in the areas of customer trends, product development, brand management, and risk analysis, from a consumer-focused industry that is different than the property and casualty insurance industry. Due to his current and past service as a director of other public companies, he also has significant experience addressing the risks and corporate governance issues facing public companies, including serving as a member of their executive, compensation, governance, and corporate social responsibility committees.	Current CVS Health Corporation Former Metro Bank PLC Tiffany & Co.

Key Skills: Accounting & Finance Corporate Governance Leadership/Culture/DEI Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Lawton W. Fitt (71) Director since: 2009	Chairperson of the Board, The Progressive Corporation, since May 2018; Lead Independent Director, Progressive, prior to May 2018; Retired Partner, Goldman Sachs Group (financial services)

	Ms. Fitt brings a strong financial and corporate governance background to her service as Chairperson of our Board. She has substantial experience in the areas of investment banking, strategic transactions, risk analysis, including insight into the operation of capital markets, as a result of her work as a partner at Goldman Sachs Group. As our Chairperson, Ms. Fitt has a deep understanding of Progressive’s culture, long-term strategic vision, and risk management processes. In addition, she attained executive management experience through her work as the Secretary of the Royal Academy of Arts in London. Ms. Fitt also has significant experience as a director at various other public, for-profit and non-profit organizations, including service on the audit, compensation, and governance committees of public companies.	Current Ciena Corporation The Carlyle Group Inc. Former Micro Focus International plc

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership/Culture/DEI Risk Management
Susan Patricia Griffith (60) Director since: 2016	President and Chief Executive Officer, The Progressive Corporation

	Mrs. Griffith has been with the company since 1988 and has held a series of executive leadership positions, including Chief Executive Officer (since 2016), Chief Human Resource Officer, Claims Group President (in charge of the entire Claims organization), President of Customer Operations (overseeing the contact center (sales and delivery), customer experience, systems experience, and workforce management groups), and Personal Lines Chief Operating Officer, where she oversaw the Personal Lines, Claims, and Customer Relationship Management groups. Mrs. Griffith’s intimate knowledge of Progressive and her leadership experience gives her a deep understanding of our culture, diversity, equity, and inclusion efforts, operations, challenges, and opportunities. In addition to her extensive service with Progressive, Mrs. Griffith has enhanced her experience in the area of public company governance through her current and past service as a director of other public companies.	Current FedEx Corporation Former None

Key Skills: Corporate Governance Highly Regulated Businesses Insurance/Financial Services Leadership/Culture/DEI Retail/Marketing Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Devin C. Johnson (51) Director since: 2020	Former President and Chief Operating Officer, The SpringHill Company (global consumer and entertainment) March 2022 to December 2024; Chief Operating Officer, The SpringHill Company from April 2020 to March 2022; President and Chief Operating Officer, UNINTERRUPTED, LLC (entertainment and media) prior to April 2020

	Mr. Johnson has broad executive management, financial, and operational experiences in digital and social media, brand creation and marketing, and content production, developed through his experience at The SpringHill Company and through prior executive roles at Tribune Media and NBCUniversal. Mr. Johnson has extensive leadership experience in marketing, understanding and applying consumer insights, media and content delivery in the consumer products arena, and start-up and business development. Through his roles as the President and Chief Operating Officer of The SpringHill Company and previously as the President of UNINTERRUPTED, LLC, he has gained expertise in creating culturally inspired brands, entertainment, and products.	Current None Former None

Key Skills: Accounting & Finance Leadership/Culture/DEI Retail/Marketing Technology/Cybersecurity
Jeffrey D. Kelly (71) Director since: 2012 Prior service: 2000-2009	Retired; Chief Operating Officer and Chief Financial Officer, RenaissanceRe Holdings Ltd. (reinsurance services)

Mr. Kelly brings a strong history of executive management, investment management, capital markets, financial, and operational experiences in the financial services industry. Among other responsibilities, he has served as the principal financial officer at a major commercial bank and a large publicly traded reinsurer. Mr. Kelly’s experience on the Board also gives him insight into our insurance and investment operations. Due to his past roles at RenaissanceRe, Mr. Kelly also provides a different perspective about the insurance industry and understanding of reinsurance markets.

Current None Former None

Key Skills: Accounting & Finance Corporate Governance Highly Regulated Businesses Insurance/Financial Services Investment & Capital Management Leadership/Culture/DEI Risk Management

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Barbara R. Snyder (69) Director since: 2014	President, The Association of American Universities (higher education) since October 2020; President, Case Western Reserve University, prior to October 2020

	Ms. Snyder has extensive leadership experience as the President of The Association of American Universities (AAU), an organization composed of the country’s leading research universities helping shape higher education policy. This extensive expertise was also previously gained as the President of Case Western Reserve University (Case) and in leadership positions she held at other non-profit and university organizations. Ms. Snyder has for many years been a member of the board of directors of a large publicly traded financial services company, where she serves on the compensation and governance committees. At Case, she led a revitalization of the school while overseeing enhancements of academic excellence, faculty collaboration, strategic planning, fundraising efforts, cybersecurity initiatives, and the qualifications and diversity of Case’s student body. Her executive role at a leading university, and now the broader outlook that comes with the presidency of AAU, brings a unique perspective to our Board.	Current KeyCorp Former None

Key Skills: Highly Regulated Businesses Insurance/Financial Services Leadership/Culture/DEI Risk Management Technology/Cybersecurity

Name (Age)	Principal Occupation, Business Experience, and Qualifications	Other Directorships
Kahina Van Dyke (53) Director since: 2018
Operating Partner, Advent International (private equity) since October 2023; Global Head, Digital Channels and Client Data Analytics, Standard Chartered PLC (international banking) from February 2020 through June 2023

Ms. Van Dyke is an Operating Partner at Advent International, where she focuses on supporting Advent’s fintech investment efforts and related portfolio company management teams. In her prior role at Standard Chartered’s Corporate Commercial and Institutional Banking Division, she worked on developing a digital banking platform for global trade, commerce, and financial services. In previous roles at Ripple and Facebook, she was responsible for strategic partnerships and investments across the global financial and technology industries and working with external companies to develop and grow financial products and services. Prior to these roles, Ms. Van Dyke held senior international executive positions for more than 15 years in the global financial services industry. She is also the Founder and Chair of the Global Women Executive Leadership Council, a group that promotes leadership and peer mentoring for women in more than 70 countries. She brings to our Board extensive senior management experience in international consumer and corporate banking combined with leadership at a major technology company.
Current None Former None

Key Skills: Insurance/Financial Services Investment & Capital Management Leadership/Culture/DEI Retail/Marketing Technology/Cybersecurity
IN MEMORIAM
In August 2024, U.S. Navy Rear Admiral (Retired) Danelle Barrett resigned from the Board due to personal health reasons and, unfortunately, passed away shortly thereafter. We acknowledge Ms. Barrett’s dedicated service and valuable contributions to our Board, including as a member of our Technology Committee. It was an honor to work with Ms. Barrett and we appreciated her thoughtful insights and perspectives, which she shared with passion, energy, and a commitment to Progressive. We appreciate and are thankful for her service to both Progressive and our country.
VOTE REQUIRED FOR ELECTION
Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 11 nominees named in this Proxy Statement.
A nominee for director in an uncontested election will be elected as a director only if the nominee receives a majority of the votes cast, which is sometimes referred to as a majority voting standard. If the election for directors is contested (that is, there are more nominees than the number of director positions up for election), the majority voting standard does not apply, and the nominees receiving the highest number of votes will be elected (a plurality voting standard). The election of directors at this year’s Annual Meeting is an uncontested election, so each nominee must receive a majority of the votes cast to be elected. Abstentions and unvoted shares (including broker non-votes) will not be considered as votes cast.
If an incumbent director is not elected by a majority of the votes cast in an uncontested election, the director is not automatically removed from the Board, but under our Corporate Governance Guidelines, they are expected to tender a resignation from the Board within 10 days after the certification of the shareholder vote. If that resignation is not made contingent on the Board’s determination to accept or reject such resignation, the resignation will be effective immediately. If the resignation is contingent on Board action, the Nominating and Governance Committee will review the resignation and make a recommendation to the Board, and the Board will announce its determination about whether to accept or reject the resignation within 120 days from the certification of the shareholder vote. If a director is not elected by a majority of the votes cast, but fails to tender their resignation during the 10-day period after certification, their term of office will expire automatically upon the expiration of the 10-day period. There have been no exceptions or waivers to this policy in the last three years.
If written notice is given by any shareholder to the President, a Vice President, or the Secretary not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires the voting for election of directors be cumulative, and if an announcement of the giving of such notice is made at the meeting by the Chairperson or Secretary or by, or on behalf of, the shareholder giving such notice, each shareholder will have the right to cumulate their voting power in the election of directors. Under cumulative voting, each shareholder may give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares the shareholder holds, or distribute such number of votes among the nominees, as the shareholder sees fit. If the enclosed proxy is executed and returned, or the shareholder submits their proxy by telephone or over the Internet, and voting for the election of directors is cumulative, the persons named as their proxies on the proxy card will have the authority to cumulate votes and to vote the shares represented by their proxy, and by other proxies held by them, so as to elect as many of the 11 nominees named above as possible.

OTHER BOARD OF DIRECTORS INFORMATION
BOARD OF DIRECTORS INDEPENDENCE
DETERMINATIONS
We are required to have a majority of independent directors under New York Stock Exchange (NYSE) listing standards. The NYSE’s listing standards prescribe specific independence tests and require the Board to make affirmative independence determinations regarding each of our directors. Accordingly, the Board has considered the independence of our Board members. In conducting this review, the Board took into account each individual’s current employment situation (if any) and other relationships that could impact the independence determination under NYSE listing standards, including certain transactions that took place in 2024, or expected in 2025, between Progressive and companies with which the individual is affiliated. Specifically, the Board considered ordinary course transactions involving reinsurance, director’s and officer’s insurance, claims resolution and administration, agency commissions and administration, employee benefits and administration, data and software services, and background checks for potential employees, among others. Based on this review, the Board determined that each director is independent under the NYSE listing standards, other than Mrs. Griffith, who is an executive officer of the company.
BOARD LEADERSHIP STRUCTURE
Lawton W. Fitt has been Chairperson of the Board since May 2018. Ms. Fitt is independent from management under NYSE listing standards, and she has substantial business experience and acumen, executive management experience, and additional experiences as a member of a number of public company boards. Ms. Fitt’s deep understanding of our businesses and culture acquired as a Board and committee member, her demonstrated willingness to challenge management and the status quo, and her effective working relationship with Mrs. Griffith also contributed to the Board’s decision to elect Ms. Fitt as Chairperson of the Board.

BOARD RISK OVERSIGHT
The Board is ultimately responsible for overseeing our risk profile and risk management processes. To facilitate these responsibilities, the Board assigns certain risk oversight to each of its main committees through each committee’s charter. Annually, each committee reviews and reassesses the adequacy of its charter, and the Nominating and Governance Committee oversees the allocation of risk among the committees and makes appropriate recommendations to the Board. Each committee regularly reports to the full Board on the risks that it oversees.

The assignment of the Board’s risk oversight function as described above enables the Board to function more effectively because the whole Board is required to focus only on those risk issues deemed most critical by the applicable committee. Further, the committees provide a deeper focus on overseeing management with respect to the full range of risks we confront. The Board’s Chairperson, Ms. Fitt, consults with the committee Chairs, as necessary, to ensure that significant risk issues are brought to the attention of the full Board. Otherwise, the Board’s administration of its risk oversight function has not affected the Board’s leadership structure. Please see “– Board Committees” for additional information on each committee, including their responsibilities.
RISK GOVERNANCE
The company has a well-established risk governance process. The Board oversees, and our executive leadership maintains, the risk governance process with a view towards continuous improvement to identify, monitor, and manage current and emerging risks.
Enterprise Risk Management Program
The Audit Committee oversees our ERM program, which, among other things, addresses operating results and reinsurance programs, each of which may be impacted by climate change. These responsibilities include the review of the guidelines, policies, and procedures that govern how we assess and manage our exposure to risk, and meeting periodically with management. This includes meeting with leaders and other representatives of the risk management department, compliance and ethics group, law department, internal auditors, physical and information security group, external auditors, and other business units, as necessary, to review our major operational, financial, reputational, and other risk exposures, as well as the steps management has taken to identify, monitor, assess, and mitigate such exposures.
We believe that our ERM program supports Board oversight of the most significant risks facing the company and was established to ensure a companywide holistic approach to evaluating risk over five distinct but overlapping risk categories:

Insurance	Risks associated with assuming, or indemnifying for, the losses or liabilities incurred by policyholders
Operating	Risks stemming from external or internal events or circumstances that directly or indirectly may affect our insurance operations
Market	Risks that may cause changes in the value of assets held in our investment portfolios
Liquidity	Risk that our financial condition will be adversely affected by the inability to meet our short-term cash, collateral, or other financial obligations
Credit and Other Financial	Risks that the other party to a transaction will fail to perform according to the terms of a contract, or that we will be unable to satisfy our obligations when due or obtain capital when necessary

Using this risk framework, we have defined our risk tolerances, identified roles and responsibilities for managing risk, and implemented a risk review and reporting structure. We assess how these risks may affect our financial condition, cash flows, and results of operations, as well as our ability to achieve our business objectives.
Although our ERM program is mature and effective, we continuously work to improve the quality of the models we use and the processes we have in place to identify and quantify current and emerging risks.
Management Risk Committee
The purpose of the MRC is to coordinate our ERM program. Our ERM program is intended to maintain an effective process to identify, evaluate, mitigate, and report critical risk exposure information, including any significant gaps in our ability to manage risk, to executive management and the Audit Committee of the Board of Directors at least annually. The MRC is comprised of senior members of management representing a variety of business units and functions and may also include other senior leaders with functional expertise. The MRC supports the organization with clearly defined accountabilities and a culture that supports risk-based decision making.

Spotlight on Climate-Related Risk Management
As a property-casualty insurance company that operates our businesses throughout the United States, our success depends on our ability to underwrite and price risk accurately, which is subject to a number of risks, including those related to changes in the frequency, severity, duration, geographic location, and scope of severe weather events, which may be becoming more severe and less predictable as a result of climate change.
Our Nominating and Governance Committee oversees ESG matters, including climate change risk, on behalf of the Board. Additionally, the Audit Committee oversees our ERM program, which addresses, among other things, operating results and reinsurance programs, each of which may be impacted by climate change. Our MRC coordinates our ERM program. In the MRC’s annual risk assessment process, we attempt to evaluate the longer-term effects of climate change and attempt to evaluate the impact on capital, pricing, our customers, and investments.

Spotlight on Cybersecurity Risk Management
Our overall efforts to safeguard the systems and confidential information critical to our operations include preventative and detective internal processes, technological defenses, and other controls designed to provide multiple layers of security protection. This integrated approach to protect data and systems is also built into the company’s project management, development, and operations.
Our Technology Committee oversees cybersecurity risk on behalf of the Board. Our Chief Security Officer (CSO) is ultimately responsible for cybersecurity at Progressive, with management oversight of the prevention, detection, mitigation, and remediation of cybersecurity incidents. The CSO reports directly to the Chief Financial Officer and provides regular cybersecurity updates to our CEO, other members of the executive team, and the Technology Committee. Our CSO is also a member of our MRC, which leads our ERM program, which results in cybersecurity risks remaining a focus of our overall risk management process.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE
During 2024, the Board held five meetings. All current directors attended at least 75% of their scheduled Board and committee meetings during their committee tenure in 2024. Pursuant to our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of Shareholders whenever possible. Normally, a meeting of the Board is scheduled on the date of the Annual Meeting. Our 2024 Annual Meeting was attended by all individuals serving as directors at that time, including all current directors.
A copy of our Corporate Governance Guidelines can be found on our website at progressive.com/governance.
MEETINGS OF THE NON-MANAGEMENT AND INDEPENDENT DIRECTORS
Our non-management directors meet in executive session periodically throughout the year, typically at the conclusion of regularly scheduled Board meetings. In the event that the Chairperson is not available to lead the meetings of non-management directors, the presiding director would be chosen by the non-management directors in attendance. In 2024, under the lead of the Chairperson, the non-management directors met in executive session five times, and each meeting of the non-management directors also was a meeting of the independent directors.

BOARD COMMITTEES
The Board has named an Audit Committee, a Compensation and Talent Committee, an Investment and Capital Committee, a Nominating and Governance Committee, a Technology Committee, and an Executive Committee, as described below. The written charter for each of the committees (other than the Executive Committee, which does not have a charter) can be found on our website at progressive.com/governance.
The following table summarizes the Board’s current committee assignments:

Name	Audit	Compensation and Talent	Investment and Capital	Nominating and Governance	Technology	Executive
Philip Bleser	✓*			✓
Stuart B. Burgdoerfer	C*				✓
Pamela J. Craig		✓			C
Charles A. Davis			C
Roger N. Farah		C		✓		✓
Lawton W. Fitt			✓	C		✓
Susan Patricia Griffith						C
Devin C. Johnson	✓*				✓
Jeffrey D. Kelly	✓*
Barbara R. Snyder		✓
Kahina Van Dyke			✓		✓
✓Member of the committee
C Chair of the committee
* Audit Committee Financial Expert

Audit Committee
Members

Stuart B. Burgdoerfer	Philip Bleser	Devin C. Johnson	Jeffrey D. Kelly
Chair

Meetings Held in 2024	Primary Responsibilities
9
•Ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report performance.
•Monitoring the integrity of our financial statements, our financial reporting processes, internal control over financial reporting, and the public release of financial information.
•Overseeing our compliance and ethics and risk management programs.
•Confirming the independence of, and the selection, appointment, compensation, retention, and oversight of the work of, our independent registered public accounting firms.
•Providing an independent channel to receive appropriate communications from employees, shareholders, auditors, legal counsel, bankers, consultants, and other interested parties.
Please see “Item 1: Election of Directors – Director Nominee Information” for disclosure of each member’s relevant experience qualifying such member as an Audit Committee Financial Expert. See also the “Report of the Audit Committee,” “Item 3: Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for 2025,” and “Other Independent Public Accounting Firm Information” for additional related information.

Resolutions Adopted by Written Action
1

Independence
The Board has determined that all members are independent (including the additional requirements for audit committee members).

Financial Literacy/Audit Committee Financial Expert
The Board has determined that all members are financially literate and are each an Audit Committee Financial Expert, as that term is defined in the applicable SEC rules.

Compensation and Talent Committee
Members

Roger N. Farah	Pamela J. Craig	Barbara R. Snyder
Chair

Meetings Held in 2024	Primary Responsibilities
6
•Making final determinations regarding executive compensation, including salary, equity-based awards, and annual cash incentive targets, and related performance goals, formulae, and procedures.
•Approving (or in certain circumstances, recommending to the full Board for approval) the terms of the various compensation and benefit plans in which executive officers and other employees may participate.
•Administering our Dodd-Frank Clawback Policy and, separately from such policy, overseeing any additional compensation recoupment, recovery, or similar provisions in our compensation and benefit plans.
•Reporting to the full Board on executive compensation and several aspects of our human capital management efforts, including talent management and diversity, equity, and inclusion.
The committee’s determinations regarding incentive compensation for executive officers (for example, performance criteria and standards relating to Gainshare, our annual cash incentive program) generally also apply to incentive plans covering most other employees. Under this program, executives and non-executives alike are motivated to achieve the same performance objectives. The committee has delegated to management the authority to implement such plans, and make other compensation-related decisions (such as salary and equity-based awards), for employees other than executive officers.
Please see “Compensation Discussion and Analysis” and “Compensation Committee Report” for additional related information.

Resolutions Adopted by Written Action
5

Independence
The Board has determined that all members are independent (including the additional requirements for compensation committee members).

Investment and Capital Committee
Members

Charles A. Davis	Lawton W. Fitt	Kahina Van Dyke
Chair

Meetings Held in 2024	Primary Responsibilities
5
•Monitoring whether the company has adopted and adheres to rational and prudent investment and capital management policies.
•Monitoring whether management’s investment and capital management actions are consistent with our investment policy, investment guidelines, financial objectives, and business goals.
•Monitoring our compliance with legal and regulatory requirements and internal guidelines pertaining to investment and capital management.
•Monitoring the competence and performance of the company’s internal and external money managers.
•Monitoring the compensation of external money managers.
•Monitoring the company’s Strategy Group and proposed strategic investments, including mergers and acquisitions.
The committee does not make operating decisions about money manager selection or compensation, asset allocation, market timing, sector rotation, or security selection, which are the responsibilities of management. The full Board must approve significant changes to the company’s capital structure, dividend policy, or portfolio asset allocation, as well as significant strategic investments.

Independence
The Board has determined that all members are independent.

Nominating and Governance Committee
Members

Lawton W. Fitt	Philip Bleser	Roger N. Farah
Chair

Meetings Held in 2024	Primary Responsibilities
5
•Considering the qualifications of individuals who are proposed as possible nominees for election to the Board and making recommendations to the Board with respect to such potential candidates.
•Overseeing the process for evaluating director, committee, and Board performance.
•Monitoring corporate governance matters affecting the Board and the company.
•Regularly reviewing our Corporate Governance Guidelines to ensure that they continue to correspond to, and support, the Board’s governance philosophy and considers, where appropriate, recommending to the Board for approval, changes to the Corporate Governance Guidelines based on suggestions from its members, other Board members, or management.
•Overseeing environmental, including climate change, and social factors and initiatives impacting us.
At each of its meetings during 2024, the committee received updates from the company’s management concerning ESG matters.
The committee welcomes input from shareholders regarding potential director nominees. Shareholders can recommend a candidate for consideration by the committee by following the procedures described under “Other Matters – Procedures for Recommendations and Nominations of Directors and Shareholder Proposals.”

Independence
The Board has determined that all members are independent.

Technology Committee
Members

Pamela J. Craig	Stuart B. Burgdoerfer	Devin C. Johnson	Kahina Van Dyke
Chair

Meetings Held in 2024	Primary Responsibilities
5
•Overseeing the use of technology in executing our business strategies, including:
•Technology, digital and data strategies (including with respect to artificial intelligence) and technology investments,
•Cybersecurity programs, and
•Operational performance, technology-related business continuity, and disaster recovery efforts.
•Monitoring related industry trends.
At each meeting, the committee received updates from the company’s Chief Information Officer and Chief Security Officer, or a member of their team, among other members of management, on technology investments, IT programs and operations, and the company’s information security programs, matters, and efforts.

Independence
The Board has determined that all members are independent.

Executive Committee
The Board has an Executive Committee made up of Susan Patricia Griffith (Chair), Roger N. Farah, and Lawton W. Fitt. This committee exercises all powers of the Board between Board meetings, except the power to fill vacancies on the Board or its committees and the power to adopt amendments to our Code of Regulations. During 2024, the Executive Committee adopted resolutions by written action pursuant to Ohio corporation law on three occasions.
BOARD EVALUATION PROCESS
Our Board recognizes that a constructive evaluation process enhances our Board’s effectiveness and supports good corporate governance. Every year, the Nominating and Governance Committee oversees a self-evaluation process for the Board’s overall performance and of each of the Board committees. The self-evaluation process is designed to elicit feedback from the directors that will assess and help identify potential improvements for the Board and its committees and to ensure each director can contribute actively to the Board’s work. The committee reports these results to the full Board for discussion, and feedback is shared with directors and committee chairs.
In assessing performance, the Board and its committees take a multi-year perspective to identify and evaluate trends. Each year, the committee re-
examines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback. Accordingly, the process varies year to year and involves one or a combination of evaluative approaches, including written surveys, individual interviews, group discussions in executive session, and/or engagement of a third-party facilitator.
From time to time, the Nominating and Governance Committee may engage an independent third party to conduct the annual evaluation to gain additional perspective and encourage participation and feedback. The committee engaged an independent third party in 2021 and plans to continue to evaluate the use of an independent third party for the evaluations every few years as part of its multi-year approach.

In early 2023, 2024, and 2025, the evaluation process used a written survey addressing a wide range of topics including:
•Board overall effectiveness;
•Board composition;
•Committee structure and effectiveness;
•Board meeting content and structure; and
•Board and committee information needs.
The Nominating and Governance Committee reported these results to the full Board for discussion, and used the information obtained to enhance Board and committee performance and processes.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders or other interested parties may send written communications to the entire Board or to the non-management directors. Such communications must be clearly addressed to the Board or the non-management directors and sent to either of the following:
•Lawton W. Fitt, Chairperson of the Board
The Progressive Corporation
    email: chair@progressive.com
•David M. Stringer, Secretary
    The Progressive Corporation
    300 North Commons Blvd., Box W94
    Mayfield Village, OH 44143
    or email: secretary@progressive.com
The recipient will promptly forward appropriate communications to the full Board or to the non-management directors, as specified by the sending party.
TRANSACTIONS WITH RELATED PERSONS
From time to time, we may enter into transactions with a director or executive officer, certain of their relatives, or an entity in which one or more of our directors or executive officers, or a relative of such person, is an owner, director, or executive officer. With limited exceptions relating to transactions made in the ordinary course of business and certain low dollar transactions, such transactions must be disclosed to and approved by our Board under our
Code of Business Conduct and Ethics. This policy is carried out by the Secretary as transactions with such persons or entities, or proposals for such transactions, are identified by management or disclosed by members of the Board. The Board reviews these transactions as they are identified and, for ongoing transactions, on an annual basis thereafter.
During 2024, no transactions with related persons exceeding $120,000 in value were identified and reportable under SEC rules. For purposes of these disclosures, we exclude purchases of Progressive insurance policies, payments of claims required by our insurance policies, and other ordinary course transactions that were determined not to confer a material interest in our director, executive officer, or other related person.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mr. Farah (Chair), Ms. Craig, and Ms. Snyder served as members of the Board’s Compensation and Talent Committee during 2024. There were no compensation committee interlocks.
EQUITY OWNERSHIP GUIDELINES FOR DIRECTORS
Within five years after being elected to the Board, each director must acquire common shares having a value equal to at least three times the director’s annual compensation for the most recently completed term, and then maintain such level of holdings throughout their tenure as a director. See “Director Compensation – Narrative Disclosure to Director Compensation Table” for additional information.

MANDATORY DIRECTOR RETIREMENT
Although the Board does not believe that term limits are appropriate, the Board does support a mandatory retirement age for directors. Accordingly, our Corporate Governance Guidelines provide that the Board will not nominate for election by shareholders a candidate for director who is 80 years of age or older at the time of such nomination, nor will the Board appoint such an individual to a vacant seat on the Board. The Board has not waived this requirement in the last three years.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.

The Audit Committee (referred to in this Report as the “committee”) of the Board of Directors consists of the four directors named below, each of whom the Board has determined meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). In addition, the Board has determined that each of Mr. Burgdoerfer, Mr. Bleser, Mr. Johnson, and Mr. Kelly is an Audit Committee Financial Expert, as that term is defined by the SEC. The committee operates under a written charter, the terms of which are reviewed annually by the committee. The current charter, as approved by the Board, is posted on the company’s website at progressive.com/governance.

On behalf of the Board, the committee is responsible for the oversight of the financial statements, and it oversees the work of the company’s independent registered public accounting firm and the company’s internal audit staff. The company’s management is primarily responsible for the financial statements and the reporting process, including the system of internal control over financial reporting. Management reports to the committee on financial, accounting, and operational developments that may impact the financial statements, and on issues relating to the company’s internal controls, among other matters.

The committee is responsible for ensuring that the organizational structure, policies, controls, and systems are in place to monitor and accurately report the company’s performance. The committee monitors the integrity of the company’s financial statements, financial reporting processes, system of internal control over financial reporting, and the company’s public release of financial information. In addition, the committee oversees the company’s compliance and ethics and enterprise risk management programs. During 2024, the committee held 9 meetings to review these matters and conduct other business.

The committee is directly responsible for the selection, appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm and for reviewing that firm’s independence. For 2024, the committee appointed PricewaterhouseCoopers LLP (PwC) as the company’s independent registered public accounting firm. PwC alone is responsible for expressing its opinion on the conformity of the company’s consolidated year-end financial statements with accounting principles generally accepted in the United States of America and its assessment of the effectiveness of the company’s internal control over financial reporting.

In supervising the work of PwC on the 2024 audit, the committee received the written disclosures and letter from PwC concerning its independence as required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and the committee has discussed with PwC its independence. In addition, the committee reviewed, and discussed with PwC, among other matters: PwC’s report on its internal quality control procedures, including issues raised by governmental investigations of PwC in the preceding five years; the publicly available parts of the PCAOB’s report on its most recent inspection of PwC; regulatory developments during the year that impacted PwC’s audit work for the company or its communications with the committee; and the other matters that PwC is required to communicate to the committee under the applicable requirements of the PCAOB and the SEC.

During the 2024 audit, the committee discussed with PwC and the internal auditors the overall scope and plans for their respective audits. The committee then met with PwC and the internal auditors at various times throughout the year, with and without management present, to discuss the results of their examinations, evaluations of the company’s internal controls, the overall quality of the company’s financial reporting, and the critical accounting matters addressed during PwC's audit.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2024. These discussions included assessments of the quality, not just the acceptability, of the accounting policies used by the company, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the committee has discussed with PwC its judgment as to the quality, not just the acceptability, of the company’s accounting policies.

Based on the reviews and discussions referred to above, the committee recommended to the Board that the audited consolidated financial statements be included in The Progressive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE

Stuart B. Burgdoerfer, Chair
Philip Bleser
Devin C. Johnson
Jeffrey D. Kelly

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following information is set forth with respect to persons known to management to be the beneficial owners of more than 5% of Progressive’s common shares, $1.00 par value, as of December 31, 2024, except to the extent indicated otherwise in the footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. and subsidiaries 50 Hudson Yards New York, NY 10001	52,606,862 [1]	9.0%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	51,466,044 [2]	8.8%
1Derived from the Schedule 13G/A filed on February 5, 2025, BlackRock, Inc. and its subsidiaries have sole investment power over 52,606,862 shares, sole voting power over 47,269,617 shares, and does not have shared investment or voting power over any shares.
2Derived from the most recent Schedule 13G/A which was filed on February 13, 2024, as of December 29, 2023, the Vanguard Group Inc. has sole investment power over 48,962,358 shares, shared investment power over 2,503,686 shares, shared voting power over 766,936 shares, and does not have sole voting power over any shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following information summarizes the beneficial ownership of Progressive’s common shares as of January 31, 2025, by each current director of Progressive, each nominee for director, and each of the named executive officers (as identified in “Executive Compensation – Summary Compensation Table”) and all current directors and executive officers as a group. In addition, to provide a more complete picture of the economic interests of certain individuals in Progressive common shares, the final two columns include certain units held in our benefit and equity incentive plans that are equal in value to a share of our stock, but do not technically qualify as “beneficially owned” under the applicable regulations, also as of January 31, 2025.

Name	Total Common Shares Beneficially Owned[1]	Percent of Class[2]	Units Equivalent to Common Shares[3]	Total Interest in Common Shares and Unit Equivalents
Karen B. Bailo	32,345	*	12,612	44,957
Philip Bleser	21,325	*	1,449	22,774
Stuart B. Burgdoerfer	15,107	*	—	15,107
Patrick K. Callahan	19,860	*	106,631	126,491
Pamela J. Craig	13,287	*	345	13,632
Charles A. Davis	347,497	*	13,347	360,844
Roger N. Farah	110,212	*	34,579	144,791
Lawton W. Fitt	118,209	*	26,256	144,465
Susan Patricia Griffith	565,048	*	41,526	606,574
Devin C. Johnson	8,770	*	—	8,770
Jeffrey D. Kelly	27,741	*	—	27,741
John Murphy	60,447	*	12,678	73,125
John P. Sauerland	355,670	*	15,577	371,247
Barbara R. Snyder	21,476	*	9,159	30,635
Kahina Van Dyke	13,723	*	—	13,723
All 23 Current Executive Officers and Directors as a Group	1,912,776	*	345,086	2,257,862
*Less than 1% of Progressive’s outstanding common shares.

1 Total Common Shares Beneficially Owned is comprised of the following:

Name	Common Shares Subject to Restricted Stock Awards[a]	Beneficially Owned Common Share Equivalent Units[b]	Other Common Shares Beneficially Owned[c]
Karen B. Bailo	—	—	32,345
Philip Bleser	974	20,351	—
Stuart B. Burgdoerfer	1,057	—	14,050
Patrick K. Callahan	—	—	19,860
Pamela J. Craig	1,029	4,509	7,749
Charles A. Davis	1,646	10,768	335,083
Roger N. Farah	1,715	108,497	—
Lawton W. Fitt	2,619	106,201	9,389
Susan Patricia Griffith	—	—	565,048
Devin C. Johnson	1,594	—	7,176
Jeffrey D. Kelly	932	—	26,809
John Murphy	—	—	60,447
John P. Sauerland	—	—	355,670
Barbara R. Snyder	1,507	12,641	7,328
Kahina Van Dyke	1,576	—	12,147
All 23 Current Executive Officers and Directors as a Group	14,649	265,985	1,632,142
a Represents common shares held pursuant to unvested restricted stock awards issued under the Amended and Restated 2017 Directors Equity Incentive Plan. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.
b These units have been credited to the individual’s accounts under certain of our compensation plans and are included in shares beneficially owned due to the plan features described below. Each unit is equal in value to one Progressive common share.
•For non-employee directors, this number represents units (excluding dividend equivalents) that have been credited to the director’s account under The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the Directors Restricted Stock Deferral Plan), under which each director has the right to defer restricted stock awards, to the extent that distributions from the Directors Restricted Stock Deferral Plan will be made in Progressive common shares upon the termination of a director’s service as a director. As to the number of shares that will be so distributed, the director has the right to acquire those shares within 60 days, and those shares are deemed “beneficially owned.” See “Director Compensation – Narrative Disclosure to Director Compensation Table” for a description of the Directors Restricted Stock Deferral Plan.
•For executive officers, the number represents outstanding time-based restricted stock units that have been credited to the participant’s account under our 2015 Equity Incentive Plan, for which the executive officer has the right to vest upon retirement, assuming that the executive officer has satisfied the Rule of 70 requirements (as described in “Compensation Discussion and Analysis – Other Elements of Compensation – Retirement”) and the distribution to the executive officer is not delayed under Section 409A of the Internal Revenue Code.
c Includes common shares held directly by the individual, holdings in our 401(k) plan, and shares held by, or for the benefit of, family members. For Mrs. Griffith, the amount includes a total of 56,452 common shares held in trust for the benefit of her spouse and 19,108 common shares held by her spouse. For Mr. Sauerland, this amount includes 64,074 shares beneficially owned by his family members and related entities, of which he may be deemed a beneficial owner by virtue of voting, investment, and dispositive power over such shares but in which he has no pecuniary interest. Mr. Sauerland disclaims beneficial interest over such shares. For Mr. Burgdoerfer, this amount includes 11 common shares held by his spouse.
2 Percentage based solely on “Total Common Shares Beneficially Owned.”
3 The units disclosed are in addition to “Total Common Shares Beneficially Owned” and have been credited to the applicable director’s or executive officer’s account under one or more of our deferred compensation plans, or, as it relates to our executive officers, under our 2015 Equity Incentive Plan. In each case, the holder has neither voting nor investment power. Each unit is equal in value to one Progressive common share. For the applicable executive officers, amounts in this column: (a) include outstanding time-based restricted stock unit awards, some of which, for certain executives officers, could vest upon retirement assuming that the executive officer has satisfied the Rule of 70 requirements, but for which distribution to the executive officer is delayed under Section 409A of the Internal Revenue Code, and (b) exclude outstanding performance-based restricted stock unit awards, due to the variable nature of such awards. See “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation – Potential Payments Upon Termination or Change in Control” for additional information on these awards.

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Our Vision is to become consumers’, agents’, and business owners’ number one destination for insurance and other financial needs. We believe that our Core Values, including our Profit Core Value, build the foundation that drives every decision we make and influences how we treat others. Accordingly, these values are deeply rooted in the minds and actions of our executive officers.
We structure our executive compensation program to support our Vision and our long-term profitability target, providing strong alignment between pay and performance. We generally provide base salary to our executives near or below the market median and provide a significant percentage of total compensation in the form of performance-based equity awards that provide upside potential when we perform well against pre-established and objective measures that correlate to shareholder value. We believe these awards support a strong pay-for-performance linkage and further align the interests of our executives with those of our shareholders.
Our goal is to grow as fast as we can at a 96 or better combined ratio during each calendar year while continuing to deliver high-quality customer service. Our profitable growth target is not a value of convenience from which we look to waiver depending on the state of our business. Instead, we believe it remains steadfast and that our continued and unrelenting focus on our profitable growth target has, and will continue to, increase our shareholders’ value over the long term. The combined ratio represents the profitability of our insurance operations and is used in certain of our executive compensation program’s performance-based equity and cash awards. These awards represent 85% and 77% (on average) of the maximum potential 2024 annual compensation for Susan Patricia Griffith, our President and Chief Executive Officer (CEO), and our other named executive officers (NEO), respectively. We take a long-term view towards creating, sustaining, and increasing shareholder value and believe that focusing on achieving a 96 or better combined ratio, in addition to the other growth elements of our executive compensation program, supports this goal. By putting profit before growth, we are enabled to embrace uncertainty, be nimble and resilient, and ultimately pivot our focus and strategies, when necessary, to achieve our business objectives and deliver solid results. We believe this serves the long-term interests of our shareholders.
We believe that our compensation programs have contributed to our exceptional and profitable growth in recent years. For example, over the past three years we have profitably grown our net premiums earned (the source of nearly all of our non-investment revenue) by $26.4 billion, or 60%. During 2024, both net premiums written and earned grew by 21%, at a profitable 88.8 combined ratio. We believe this performance exceeds the underwriting performance of our industry peers.
We continue to demonstrate strong pay-for-performance alignment in our equity and cash incentive awards. During the past five years:
•we grew faster than the markets of the insurance business lines we measure, resulting in the related vesting of the performance-based restricted stock unit awards above target;
•we achieved long-term fixed-income portfolio returns in line with our benchmark group, resulting in the vesting of the performance-based restricted stock unit awards that reflect our investment results near target; and
•our Gainshare program paid out an average of 159% of target based on the growth in average policies in force and profitability of our insurance businesses (for 2024, it paid out at 178% of target).
In addition, our cumulative total shareholder return over the past five years exceeded that of the S&P 500 by 2.8 times (x) and of our industry peer group by 2.2x. See the performance graph included in our 2024 Annual Report to Shareholders and “Pay Versus Performance” for additional discussion.
See “Proxy Statement Summary” for more information regarding our annual financial results for 2024 and “Pay Versus Performance” for an additional discussion related to our pay-for-performance alignment.
COMPENSATION HIGHLIGHTS FOR 2024
For 2024, in addition to our CEO, the other NEOs included John P. Sauerland, our Vice President and Chief Financial Officer, Patrick K. Callahan, our Personal Lines President, Karen B. Bailo, our Commercial Lines President, and John Murphy, our Claims President.
Consistent with prior years, the total target compensation in 2024 for our CEO and the other NEOs was heavily weighted toward at-risk performance-based compensation.

2024 CEO Compensation
At-risk annual equity and cash incentive awards represented 97% of maximum potential compensation and 93% of target compensation.
Mrs. Griffith received a salary increase of 5.0% and her salary remains well below the market median.
Annual Equity Awards:
•Time-based: 1.0x salary
•Performance-based:
•Insurance operations: 8.0x target - could range from zero to 20.0x salary
•Investment results: 1.0x target - could range from zero to 2.5x salary
Annual Cash Incentive: 2.5x target - could range from zero to 5.0x salary.

CEO Target Annual Compensation

Long-Term
74%
Short-Term
26%
Salary
7%
Cash Incentive
19%
At-Risk
93%
Time-Based Equity
7%
Performance-Based Equity
67%
CEO

2024 Other NEOs Compensation
At-risk annual equity and cash incentive awards averaged 90% of maximum potential compensation and 82% of target compensation.
Each NEO received a salary increase, as discussed below.
Annual Equity Awards:
•Time-based: 1.0x salary
•Performance-based: 2.16x target, on average - could range from zero up to 6.9x salary (amounts vary by executive)
Annual Cash Incentives: between 1.0x and 1.5x target (amounts vary by executive) - could range between zero and 3.0x salary.

Other NEO Annualized Target Compensation

Long-Term
58%
Short-Term
42%
Performance-Based Equity
40%
Salary
18%
NEO
Cash Incentive
24%
At-Risk
82%
Time-Based Equity
18%

2024 Say-on-Pay Vote
At our 2024 Annual Meeting of Shareholders, shareholders cast advisory votes on our executive compensation program, sometimes referred to as the “say-on-pay” vote. In that vote, shareholders approved our executive compensation program, with 95% of the votes cast in support. During 2024, the Compensation and Talent Committee (referred to in this Compensation Discussion and Analysis as the “committee”) of the Board of Directors reviewed these results with management. Because of the strong level of shareholder support and the absence of specific concerns expressed by shareholders, the committee determined that no specific actions with respect to 2025 compensation should be taken in response to the say-on-pay vote.
OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed and implemented under the direction and guidance of the committee. Broadly stated, we seek to maintain a consistent executive compensation program with the following objectives:
•attract and retain outstanding executives with the leadership skills and expertise necessary to drive results, build an enduring business, and create long-term shareholder value;
•motivate executives to achieve our long-term strategic goals while meeting challenging short-term business objectives;
•reward performance and differentiate compensation based on the achievement of challenging goals; and
•align the interests of our executives with those of shareholders.

Progressive’s executive compensation program is designed to serve shareholders’ interests by strongly tying our executives’ compensation to the achievement of important operating goals and the value of our common shares. As a result, while we seek to offer competitive salaries to our executives, the more significant aspects of our executive compensation program are at-risk components consisting of equity awards and annual cash incentive opportunities.
As a general matter, executive salaries are intended to be at, or somewhat lower than, median amounts paid to executives who have similar responsibilities at comparable companies, while our performance-based equity and annual incentive programs provide the potential to earn above-market median total compensation when the company achieves challenging goals designed into these plans.
While we consider market data when making decisions on executive compensation, variations occur for a number of reasons, including the unique nature of a specific executive’s responsibilities, individual performance, the tenure and experience of an executive, the executive’s future potential, and our business needs.

ELEMENTS OF COMPENSATION
The following chart provides general information about the elements of compensation for our executive compensation program:

Element	Why We Use This Element	Annual or Long-Term	Fixed or Variable
Salary	•Provides a fixed amount of income to attract and retain executive talent and rewards individual performance	Annual	Fixed
Gainshare Cash Incentive*
•Motivates nearly all employees, including our executives, to achieve challenging and objective operating goals in our insurance businesses
•Measures the annual growth in policies in force and profitability in our insurance businesses
•Generally, provides executives with the potential (when combined with other compensation elements) to earn compensation above the market median
		Annual	Variable
Progressive Capital Management Cash Incentive
•Applies to our investment professionals, including our Chief Investment Officer (CIO), and motivates them to balance short- and long-term performance of our fixed-income portfolio with our investment goal of protecting our balance sheet (no current NEO participates in this plan)
•Measures the performance of our fixed-income portfolio over one- and three-year periods against the performance results of a benchmark group
•Provides the CIO with the potential (when combined with other compensation elements) to earn compensation above the market median
		Annual	Variable
Performance-Based Restricted Stock Units Performance versus Market Insurance Results*
•Motivates executives to focus on longer-term operating performance of our insurance businesses
•Rewards our profitable growth in market share of our insurance businesses over a three-year period
•Aligns the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares
•Generally, provides executives with the potential (when combined with other compensation elements) to earn compensation above the market median

		Long-Term	Variable
Performance-Based Restricted Stock Units Investment Results*
•Motivates our CEO, CFO, CIO, and investment professionals to focus on longer-term fixed-income portfolio investment performance
•Measures the performance of our fixed-income portfolio over a three-year period against the performance results of a benchmark group
•Aligns the interests of these executives with those of shareholders by tying the value of compensation to the market value of our common shares
•Provides these executives with the potential (when combined with other compensation elements) to earn compensation above the market median
		Long-Term	Variable
Time-Based Restricted Stock Units	•Further aligns the interests of executives with those of shareholders by tying the value of compensation to the market value of our common shares	Long-Term	Variable
*The pay-for-performance alignment of these elements of compensation are described in more detail in “Pay Versus Performance.”

The Role of Diversity, Equity, and Inclusion
We believe that our people and our culture remain our most significant competitive advantage and that having the right people working together in the right way is critical to driving our results, building an enduring business, and creating long-term shareholder value.
In our view, supporting the principles of diversity, equity, and inclusion in the workplace is a priority, and is critical to achieving our goals of attracting, retaining, and motivating our highly qualified employees to build upon our enduring business and create long-term shareholder value.
For several years, the job objectives for our executive officers, including our NEOs, have included a leadership objective aimed at fostering a diverse and inclusive workplace, demonstrating our holistic approach and focus on creating an environment where all our people feel welcomed, valued, and respected. We appreciate the critical role this plays in our success. Accordingly, in addition to the assessment of market data, in establishing 2024 target total compensation for our NEOs, the committee broadly considered the investments and actions taken during 2023 under our executive team’s leadership to further support our robust and legally compliant related efforts, including those highlighted below:
•Guiding companywide strategy and efforts that strengthened the company’s commitment to ensuring a healthy culture where all of our talented people can thrive.
•Meaningfully supporting our inter-cultural and inter-personal awareness efforts and serving as sponsors for many of our nine ERGs.
•Supporting several leadership development offerings.
•Supporting efforts aimed at ensuring a culture of belonging where all of our people are welcomed, valued, and respected.
•Striving to create products, services, and communications that are relevant and desirable in our multicultural marketplace and enhancing and expanding our customer-focused multilingual experiences.
•Launching the ability for all employees to more easily be called by the name they wish through including a “chosen name” in addition to a legal name in our systems.
•Supporting the move from a 5-day organization-wide Inclusion Week to a series of four quarterly events focused on inclusion, giving more people a chance to participate more often.
•Providing additional health plan premium subsidization for employees in our first five pay grades and certain comparable roles.
•Supporting efforts to contribute to our communities through our Keys to Progress® program and The Progressive Insurance Foundation’s Name Your Cause® program.
•Serving as the stewards of our Core Values and culture, which contributed to the company receiving several recognitions for 2024, including: Fortune’s 2024 World’s Most Admired Companies in the insurance sector (#5), Forbes America’s Best Employers for Women (#2), and Newsweek America’s Most Admired Workplaces (4.5 out of 5 stars).
The committee made a similar assessment with respect to establishing 2025 target total compensation for the NEOs and broadly considered similar investments and actions taken during 2024 under our executive team’s leadership. See “Proxy Statement Summary – Human Capital Management – Diversity, Equity, and Inclusion” for more information.

2024 DECISIONS AND AWARDS
Salaries
For 2024, annual salaries for our NEOs were as follows:

Name	2024 Salary[1]	Change From Prior Salary
Susan Patricia Griffith	$1,050,000	5.0%
John P. Sauerland	735,000	5.0
Patrick K. Callahan	680,000	4.6
Karen B. Bailo	640,000	6.7
John Murphy	605,000	4.3
1Amounts may differ from the salary amounts shown in “Executive Compensation – Summary Compensation Table” as salary changes are typically implemented in February of each year.
After reviewing the applicable market comparison and also taking into account each executive’s experience in the specific role, individual performance, and, for Ms. Bailo and Mr. Murphy, continued growth and development in their respective roles, annual salary increases were provided to each NEO to improve the market competitiveness of the executive’s total compensation. After taking into account the increases, the 2024 salaries for each applicable NEO, with the exception of Mr. Murphy, remained below the median for executives at comparable companies based on the data reviewed by the committee in late 2023. (See “– Procedures and Policies – Compensation Comparisons” for further information on our market comparison process).

Equity Awards
A high percentage of our executive compensation program provides long-term incentives through grants of equity-based awards, currently in the form of restricted stock units, which creates a strong pay-for-performance linkage and aligns the interests of our executives with those of our shareholders. Under a restricted stock unit grant, the executive receives an award of a specified number of units; upon vesting of the award, the executive is entitled to receive one Progressive common share for each unit that is vesting. Annual awards of restricted stock units are made to the NEOs in the form of performance-based awards and time-based awards. As with other elements of our executive compensation program, integral to our performance-based equity awards are pre-established growth and profitability measurements that correlate to shareholder value, are consistent with our companywide objectives, and align with our Profit Core Value.
For 2024, the aggregate dollar value (fair value on the date of grant) of annual equity awards made to the NEOs was approximately $15.2 million in performance-based awards (at target value) and $3.7 million in time-based awards. Those awards were determined based on the following target levels:

Name	Performance-Based Award Target Value (Multiple of Salary)[1]		Time-Based Award Value (Multiple of Salary)
Susan Patricia Griffith	9.00x	2	1.00x
John P. Sauerland	2.75	2	1.00
Patrick K. Callahan	2.75		1.00
Karen B. Bailo	1.50		1.00
John Murphy	1.50		1.00
1Pursuant to performance-based awards, between zero-2.50x of the number of units awarded can vest. See discussions above.
2For the following executives, investment-based awards represented the indicated multiple of each executive’s salary for the year: Mrs. Griffith, 1.0x; and Mr. Sauerland, 0.45x.

Our agreements include a non-compete provision and contain provisions for death, disability, and retirement (see “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”).

Annual Performance-Based Awards – Performance versus Market Insurance Results Each of the NEOs and 56 other senior managers were granted performance-based restricted stock unit awards that measure the growth of our insurance businesses, and compare that growth to the growth of the market as a whole, over a three-year performance period, and also require achieving profitability of a combined ratio of 96.0 or better over the most recent 12-month period prior to the vesting determination. The committee granted these awards to each of the NEOs in March 2024.

These awards require our business lines to outgrow the market by a specified percentage for that business line in determining the actual number of units eligible to vest. Specifically, the 2024 awards measure the growth of two business lines (private passenger auto and commercial auto) from 2024 through 2026 as compared to the growth rate of each of these markets as a whole (excluding our results) over that same period. We measure against these business lines since they represent market categories that align with financial reporting to insurance regulatory authorities and are publicly available and compiled routinely by third parties.
Each business line will receive a score, which will then be weighted based on each business line’s relative contribution to direct premiums earned, defined as the sum of net premiums earned and earned premiums ceded under reinsurance. These scores will then be combined to produce a final performance factor. In each case, we will use A.M. Best data to make these calculations. The final performance factor will be used as a “multiplier” to increase or decrease the number of units (compared to target) that can vest. Although these awards are designed to reward growth, they do not reward growth at all cost, and also include a restriction on vesting based on the profitability requirement previously described.

The performance score for each business unit will be determined as follows:

Business Line Score		Performance vs. Business Line Market[1]
2.500x	Maximum Possible Score	•If our growth for the business line exceeds the market growth rate by the maximum growth rate measure for that business line or more
Between 1.000x and 2.500x	Less than Maximum but exceeds Target
•If our growth rate for the business line exceeds the market growth rate by more than the target measure for that business line but less than the maximum growth rate measure for that business line
•Score will be proportionate to the extent to which each business line’s growth rate exceeds the market’s growth rate above the target rate

1.000x	Target Score	•If our growth rate for the business line exceeds the market growth rate by exactly the target growth rate measure for that business line
Between zero and 1.000x	Less than Target
•If our growth rate for the business line exceeds the market growth rate by less than the target growth rate measure for that business line
•Score will be proportionate to the extent to which each business line’s growth rate exceeds the market’s growth rate

Zero	Lowest Possible Score	•If the business line’s growth rate is equal to or less than the market growth rate the score for the business line will be 0
1 Growth is measured by premium growth, which is calculated as the percentage change in annual direct premiums earned.
For 2024, the target growth rate measure and maximum growth rate measure for each business line is as follows:

Business Line	Target Growth Rate Measure	Maximum Growth Rate Measure
Private passenger auto	2 percentage points	3.5 percentage points
Commercial auto	2 percentage points	3.5 percentage points
For the 2024 awards, the performance factor is expected to be determined in July 2027. If the performance factor is zero, the awards will not vest and will be forfeited. If the performance factor is greater than zero, the performance factor is determined and the awards are eligible to vest, if and when the 12-month profitability requirement is satisfied. For these awards, if the profitability requirement is not satisfied by January 31, 2029, the awards will not vest and will expire.
We believe that this approach, with a potential upside for outperformance as compared with the private passenger auto and commercial auto markets, provides appropriate focus on our competitor set in the insurance market, consistent with our profitable growth goals. In addition, the profitability requirement imposes an additional challenge to our growth in market share, given the fact that some of our competitors do not consistently show a profit in their insurance operations and rely instead on their investment activity to fund insurance liabilities.
Annual Performance-Based Equity Awards – Investment Results During 2024, the committee awarded performance-based restricted stock units to Mrs. Griffith, Mr. Sauerland, and our CIO, among other investment professionals, with a performance goal relating to investment performance.
These awards did not increase the aggregate size of the equity awards to the CEO or CFO, but represented a portion of the total performance-based awards that otherwise would have been granted to them.
The 2024 awards measure the performance of our fixed-income portfolio for the three-year period of 2024 through 2026, on the basis of the fully taxable equivalent (FTE) total return. The FTE total return is calculated by dividing the recurring investment income (which includes 50% of the benefit of state premium tax abatements associated with certain municipal securities held in our portfolio, and the total net realized (and changes in total unrealized) gains or losses on the applicable securities), by the average outstanding fixed-income investments for the period. Those results are then compared to the performance results achieved by a benchmark group of comparable firms meeting a series of objective criteria for the same time periods. The fixed-income portfolio was chosen for these equity awards because it represents a substantial portion of our investment portfolio (over 95% at year end) and our CIO and other investment professionals actively manage this fixed-income portfolio and do not actively manage our equity investments.

Each grant was for a target number of restricted stock units, and the number of units that will ultimately vest can vary between zero and 2.50x target. At the end of the performance period, using performance data supplied by an independent third party, the performance factor will be determined based on our percentile ranking in the benchmark group as follows:

Score=0.00 Rank at or below the percentile	Score=1.00 Rank equal to the percentile	Score=2.00 Rank equal to the percentile	Score=2.50 Rank at or above the percentile
25th	50th	75th	90th
The percentile ranking will be interpolated based on the positioning of our actual return compared to the other firms included in the peer set (e.g., a ranking at the 40th percentile will receive a score between zero and 1.00).
These performance-based awards are intended to align the compensation of these executives with their responsibilities in connection with the longer-term performance of our fixed-income portfolio. For the 2024 awards, the use of the 25th percentile as the minimum performance level and the 90th percentile as the maximum performance level reflected the committee’s decision at the time of grant that our investment constraints and guidelines may differ from other firms included in the comparison. With respect to the 2024 awards, the committee increased the maximum number of restricted stock units that may ultimately vest under this award from 2.00x to 2.50x target to reward performance results between the 75th and 90th percentiles. In making this plan design change, the committee considered the Investment and Capital Committee’s oversight of the company’s internal investment guidelines applicable to our fixed-income portfolio. Since the awards are designed to measure the performance of our fixed-income portfolio over a longer term (three years), the committee felt this change was appropriate and would not create an incentive to increase investment risks to a level that would exceed the company’s overall risk tolerance. The committee determined that the focus on the three-year results, along with the investment constraints mentioned above that are overseen by the Investment and Capital Committee, and the use of the 90th percentile as the maximum payout measure, provides appropriate incentives for these executives without creating inappropriate risks.
Annual Time-Based Awards In 2024, time-based restricted stock unit awards were granted to the NEOs and 1,137 other senior level employees, comprising approximately 2% of our entire employee population. These awards will vest in three equal annual installments, in January of 2027, 2028, and 2029. All time-based awards are subject to accelerated vesting and forfeiture provisions in the applicable equity incentive plan (i.e., our 2015 Equity Incentive Plan (2015 Plan) until it was replaced with our 2024 Equity Incentive Plan (2024 Plan, and together with the 2015 Plan, the equity plans) in May 2024) and the grant agreement.
Annual Cash Incentive Payments (Gainshare)
Our annual cash incentive payments for our NEOs are administered under our Gainshare program, which has been around for over three decades. Our Gainshare program has been the primary means to motivate and reward our employees to achieve our profitability and growth objectives. Most companies of our size utilize some form of bonus program. Nearly all of our employees participate in our Gainshare program, which incentivizes and rewards our collective performance. We believe that Gainshare is a differentiator and contributes to the “all for one and one for all” attitude that, in part, defines our culture and is supported by our Core Values.
Like other elements of our compensation program, Gainshare is designed to reward performance relative to our long-standing companywide profitability target to grow as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service.
The Gainshare Plan is currently comprised of six matrices that objectively measure our various products and channels. We use these different matrices to reflect the different growth and profitability expectations given the wide variance in our market share across the products and channels. We believe that focusing on performance at this level is consistent with management’s approach to evaluating our operations.
Gainshare payments for NEOs are determined using the same performance criteria we use for the Gainshare payments for all of our employees, resulting in a consistent set of goals across our employee population. Gainshare payments are determined using the following formula:

Paid Salary	X	Target Percentage	X	Gainshare (i.e., Performance) Factor	=	Annual Incentive Payment
Annually, each executive’s salary and Gainshare target percentage are determined by the committee for the calendar year. When the executive’s paid salary is multiplied by the assigned target percentage, the product is referred to as the participant’s “target annual incentive payment” for the year. The Gainshare Factor can range from zero to 2.00 each year, and annual cash incentive payments, therefore, can vary between 0x and 2x the target annual incentive payment amount, depending on our actual performance results for the year.
Throughout the 32-year history of our companywide Gainshare program (including 2024), the final Gainshare Factor has ranged from zero to 2.00 and, over the past 5 years of profitable growth, has ranged from 0.86 to 1.92, with an average of 1.59. These results confirm management’s view that our Gainshare program has operated to provide annual cash incentive payments to our employees, including our executive officers, commensurate with our level of achievement.
The committee set the following Gainshare targets for 2024:

Name	2024 Target (Multiple of Salary)
Susan Patricia Griffith	2.50	x
John P. Sauerland	1.50
Patrick K. Callahan	1.50
Karen B. Bailo	1.25
John Murphy	1.00
The 2024 target values remained unchanged from 2023 for each NEO, except for Ms. Bailo, who received a 0.25x increase in her target percentage after the committee considered her role, responsibilities, and individual performance.
The Gainshare payout was determined based on the performance of our agency auto, direct auto, special lines, and property business units (collectively, Personal Lines), and Commercial Lines, subject to the following:
•For several years, the products excluded from growth and profitability results (i.e., our umbrella, renters, flood, and business owners’ policy) have represented less than 1% of our companywide net premiums earned.
•Beginning in 2022, we included the transportation network company (TNC) business and the business of Progressive Fleet & Specialty (formerly known as The Protective Insurance Corporation and its subsidiaries) in the Commercial Lines’ profitability results but excluded the businesses from the average policies in force calculations since the policies for these businesses often include multiple vehicles.
•Beginning in 2023, both the Commercial Lines and property products were subject to new profitability thresholds such that if the combined ratio of the applicable business unit in its entirety equaled or exceeded 100.0, the Gainshare Factor for that business unit would be 0.00.
•Beginning in 2023, the property business was split into two matrices, weighted by premium, in light of our focus on improving profitability and reducing our concentration and exposure in more volatile weather-related markets.
Focusing on performance at the product level was consistent with management’s approach to evaluating our operations. We used the average number of policies in force to measure growth for each of those products, which represents the average of all policies under which coverage was in effect as of the end of each month during the year. The combined ratio represents the profitability of our insurance operations.
The Gainshare Factor for 2024 was 1.78 out of a possible 2.00 and all Gainshare payments for the NEOs are reported in the “Executive Compensation – Summary Compensation Table” as “Non-Equity Incentive Plan Compensation.”
Our 2024 Gainshare plan evaluated the growth and profitability of each of our businesses separately and determined a score between zero and 2.00 for each business. The individual scores were calculated based on a matrix that was approved by the committee at the beginning of the year that contemplated several profit and growth scenarios. Each matrix was built by anchoring the 1.00 score at the established profitability target for the line of business, along with an aggressive growth goal when compared to historical industry growth rates. Each possible combination of growth and profitability would produce a score, and a score at or near 1.00 could be earned with a variety of other growth and profitability combinations; that is, if growth was below expectations, a 1.00 could still be achieved if profitability increased and, likewise, a moderate decrease in profitability could be offset by higher growth to generate a score around 1.00.
The nature of the Gainshare program and the measures that we use were relatively unchanged over the past several years. Although we review the interplay of profitability and growth levels for each business unit matrix annually, any changes are more in the nature of refinements based on market trends and internal expectations. Because the goals are relatively consistent over time and represent management’s expectations and goals on a business unit level, we believe that our competitors could glean valuable information about our current operations, strategies, and operating goals if we were to disclose the performance goals in greater detail, even for the previous fiscal year. We therefore believe that the specific goals for our current and prior fiscal years constitute competitive information, which, if disclosed, would harm our competitive position and that our current level of disclosure regarding performance goals and actual performance levels is appropriate and is in the best interests of our shareholders.

The following table presents the overall 2024 growth and profitability data for the individual core business units that contributed to the 1.78 Gainshare Factor:

Business Unit	Combined Ratio	Increase in Policies in Force (%)[3]
Agency auto	86.1	9%
Direct auto	89.7	15
Special lines[1]	—	8
Property[2]	98.3	7
Commercial Lines[2]	89.4	< 1
1Consistent with the presentation of the combined ratio at the product level in our public reports, the combined ratio results for our special lines business are not presented separately and, instead, are included in either the agency or direct results, depending on whether the underlying policy was written through agents/brokers or directly by us.
2Represents the combined results of the product or segment, consistent with our public reports.
3Based on average policies in force outstanding during the year and, for agency and direct, represents auto policies in force only.
Using the actual performance results for the year and the Gainshare matrices discussed above, we determined the performance score for each core business unit, weighted those scores based on each business unit’s relative contribution to overall net premiums earned, and then added the weighted scores to determine the Gainshare Factor, as follows:

Matrix	Performance Score	Weighting Factor (%)	Weighted Performance Score
Agency auto	2.00	33.99%	0.68
Direct auto	2.00	42.83	0.86
Special lines	2.00	4.24	0.08
Property – growth[1]	0.00	1.91	0.00
Property – limited[2]	0.00	1.94	0.00
Commercial Lines	1.03	15.09	0.16
Gainshare Factor		100.00	1.78
1 Results for the portion of our property business focused on growth in less volatile weather-related markets.
2 Results for the portion of our property business focused on limiting growth in more volatile weather-related markets.
As depicted in the table above, each of agency auto, direct auto, and special lines achieved the maximum score of 2.00. These results reflect solid growth and profitability in these products. For property products, both matrices had a score of zero as we did not achieve our underwriting profitability targets for these business units. Commercial Lines experienced strong profitability and relatively flat policies in force growth, reflected by its slightly above target 1.03 score.
Under the Gainshare calculations, average policies in force for the included products grew by 11%. Along with this unit growth, during 2024, companywide net premiums written and earned grew 21%, at an 88.8 combined ratio.
We believe that the resulting 1.78 Gainshare Factor was an appropriate and reasonable outcome based on the overall profitability and growth achieved in 2024. The fact that the 2024 Gainshare Factor was higher than our average factor for the past 5 years of 1.59 further demonstrates our strong pay-for-performance alignment in our Gainshare program.
Additional Comments Regarding 2024 Compensation Decisions
Consistent with our compensation philosophy and history with respect to executive compensation, the committee granted a large proportion of each NEO’s compensation in the form of performance-based compensation, including equity compensation. In this way, overall compensation for these individuals is competitive, while providing the opportunity to earn above-market median compensation if and when justified by the company’s performance and our stock price, which aligns the interests of these individuals with those of shareholders. It should be noted, however, that the ultimate value of these awards remains dependent on our achievement of applicable performance goals and the value of our common shares at the time of vesting of restricted stock unit awards. Thus, for each NEO, a substantial portion of the compensation used to establish the NEO’s potential percentile position compared to market, and the value of those awards, will remain at risk for years before it is earned, and some of the restricted stock unit awards in fact may never vest. See “Pay Versus Performance” for additional information regarding the change in fair value of these awards until they vest.
Chief Executive Officer As has been the case in prior years, Mrs. Griffith’s salary amount remained well below the 50th percentile of approximately $1.45 million for CEO salaries reflected in the market data reviewed by the committee. After honoring Mrs. Griffith’s previous requests that her target compensation for 2020 through 2022 remain the same, in 2023 the committee revised the allocation of her annual equity awards to increase the amount granted as performance-based awards and decrease the amount granted as time-based awards. For 2024, the committee increased her salary by 5% and maintained her equity award allocation. The committee determined this would continue to provide Mrs. Griffith with compensation at an appropriate level, while retaining significantly performance-based compensation in order to align her interests with those of our shareholders. The committee believed this pay package was consistent with the company’s compensation philosophy and presented an appropriate pay package that is largely performance-based.
The result of these determinations for 2024 was that, despite her below-median salary and target cash incentive, Mrs. Griffith continues to have the potential to earn total compensation significantly above the median if the company performs exceptionally well over the various performance periods related to her compensation granted in 2024. If Mrs. Griffith were to have received a cash incentive payment based on a 1.00 Gainshare Factor and her annual performance-based restricted stock unit awards were to vest at their target amounts, her total annual compensation would be just below the 25th percentile for CEOs. However, her annual compensation would be above the 75th percentile if all performance-based compensation, cash and equity, payouts were at the maximum performance level.
Other Current Named Executive Officers Market comparison information is only one of a number of factors considered by the committee in setting compensation each year, along with other factors such as the length of the executive’s experience in the specific job, the nature of the job held and related responsibilities, individual performance, expected future contributions, the reliability of the comparison data, and our business needs. However, we present comparison data here for the shareholders’ information (see “– Procedures and Policies – Compensation Comparisons” for further information on our market comparison process).
Assuming that cash incentives had paid out at a 1.00 performance factor for the year and annual performance-based equity also were to vest at the target 1.00 factor, Mr. Sauerland would receive total compensation for 2024 slightly below the 25th percentile level reflected in the market data reviewed by the committee, Ms. Bailo and Mr. Callahan would receive total compensation between the 50th and 75th percentile level, and Mr. Murphy would receive total compensation above the 75th percentile. In the event that all of their annual incentive-based compensation were to pay out at their maximum level, the total compensation for Mr. Callahan, Ms. Bailo, and Mr. Murphy it would be above the 75th percentile, while Mr. Sauerland’s would remain below the 75th percentile.
Changes for 2025
While the basic structure of the 2025 annual compensation for the NEOs approved by the committee in the fourth quarter of 2024 and first quarter of 2025 was consistent with 2024, after a review of market data and individual executive performance, Mrs. Griffith received a 4.8% salary increase, and the other NEOs received salary increases between 2.9% and 5.5%.
OTHER ELEMENTS OF COMPENSATION
Perquisites
We provide perquisites to our executives only when the Board or the committee determines that such benefits are in the interests of Progressive and our shareholders. We own an aircraft that is used primarily for the CEO’s and other executive officers’ business travel. At the request of the Board, Mrs. Griffith is permitted to use the company aircraft for her personal travel and that of her spouse and children. Such personal use of the aircraft constitutes a perquisite and is provided to enhance the CEO and her family’s personal security and the confidentiality of their travel. During 2024, we incurred approximately $168,041 in incremental costs as a result of Mrs. Griffith’s personal use of the aircraft. Such personal trips by the CEO also result in taxable income being imputed as required under IRS regulations, and Mrs. Griffith is responsible for paying the taxes on such income without further contribution or reimbursement from the company. Other executives and guests may occasionally accompany the CEO on personal trips, at the CEO’s discretion.
Mrs. Griffith is also provided with a company-leased vehicle and a driver for business needs to facilitate transportation to and among our headquarters and many other local facilities, and to allow her to use that travel time for work purposes. To the extent that the CEO uses the company car for personal use, she receives a perquisite.
See the “All Other Compensation” column of “Executive Compensation – Summary Compensation Table” and related footnote for additional information concerning perquisites.
Deferral Arrangements
NEOs and certain other senior level employees are given the opportunity to defer the receipt of annual cash incentive payments and annual equity awards under our Executive Deferred Compensation Plan (EDCP). This deferral mechanism allows NEOs to delay receipt of cash incentives or the vesting of equity awards that have been earned in full and otherwise would have been received as of a specific date. The EDCP is made available to executives in order to keep our executive compensation program competitive and also allow executives to manage their receipt of compensation to better fit their life circumstances, including their individual financial and tax planning objectives. We do not contribute additional amounts to a participant’s deferral account, either in the year of deferral or in future years. We also do not guarantee a specific investment return to participants in this plan.

Deferred amounts are deemed to be invested in specific investments selected by the participant, which includes an option to invest in Progressive common shares. Deferrals of outstanding equity awards are currently required to be invested in Progressive common shares throughout the deferral period. The value of each participant’s deferred account thus varies based on the participant’s investment choices and market factors. Deferred amounts are at risk and may decrease in value if Progressive common shares or the other investments selected by the participant do not perform well during the deferral period. Additional details concerning this plan, including the NEOs’ respective holdings in the plan, can be found under “Executive Compensation – Nonqualified Deferred Compensation.”
Retirement
We do not provide pension benefits or supplemental retirement benefits to our NEOs. NEOs are eligible to participate in our 401(k) plan on the same terms and conditions available to all other regular employees, subject to limitations under applicable law. Also, upon leaving the company, the NEO may receive a payout of unused paid time off and, where legally required, paid sick leave, subject to limitations applicable to all employees.
We do not provide other payments or benefits to executives related to retirement or eligibility for retirement other than with respect to equity awards. Our NEOs, along with all other equity award recipients, are eligible for “qualified retirement” (also referred to as “Rule of 70”) treatment under the equity plans applicable to our awards.
If an NEO retires after satisfying the Rule of 70 requirements (age 55 with at least 15 years of service or age 60 with at least 10 years of service) and remained employed through the end of 2024:
•100% of their 2024 time-based award will vest; and
•the NEO will retain 100% of the applicable performance-based award, which will vest if, when and to the extent that the applicable performance measures and any profitability requirement, are achieved.
For additional information regarding retirement benefits under earlier equity awards, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
As discussed in the preceding section, an executive who elects to participate in our deferral arrangements may be entitled to receive post-employment distributions from the EDCP. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Other Termination Provisions Under Equity Plans.”
The qualified retirement provisions are intended to provide a benefit for long-tenured employees. Mrs. Griffith, Mr. Sauerland, Ms. Bailo, and Mr. Murphy satisfied the Rule of 70 requirements for a qualified retirement. See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Qualified Retirement Provisions Under Equity Plans” for additional information.
Severance and Change-in-Control Arrangements
Severance and change-in-control arrangements are intended to provide compensation and a fair financial transition for eligible employees (including the NEOs) when an adverse change in their employment situation is required due to company needs or upon the occurrence of certain unexpected corporate events, and to recognize past contributions by those executives, who are typically long-tenured employees. These arrangements allow executives to focus on the company’s performance, and not on their personal financial situation, in the face of uncertain or difficult times or events beyond their control. Each of these programs is discussed in more detail under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Severance Our executive separation allowance plan (ESAP) provides executives with well-defined financial payments if the executive’s employment is terminated for any reason other than resignation (including retirement), death, disability, leave of absence, or discharge for cause, if certain conditions are satisfied. Based on tenure with us, for each of our NEOs, the severance payment would equal three times the executive’s salary (i.e., excluding cash incentives and equity awards) at the time of termination, plus medical, dental, and vision benefits for up to 18 months at regular employee costs, and outplacement services following termination. These benefits are payable to the NEOs upon any qualifying separation from the company, whether in a change-in-control situation or otherwise.
In addition, if a change in control occurs and an NEO terminates employment within 24 months following the change in control for “good reason,” then the NEO will be entitled to receive the same severance benefits described above as though they had been terminated by the company.

We believe that this level of severance payment for each of our NEOs (a maximum of three times the NEO’s salary) is reasonable. The severance payments do not take into account or include the value of cash incentives or equity-based awards in determining the executive’s severance payment, which substantially limits the amount of the severance payment when compared with severance plans offered by many other companies. In addition, an executive who qualifies for a severance payment under this plan does not receive accelerated vesting of equity awards (although those awards may vest (or partially vest) separately under the applicable equity plan if the executive is eligible for a qualified retirement, discussed above, or in a change-in-control scenario, as discussed immediately below). Finally, executives will not receive any tax “gross-up” payment to compensate them for any taxes they may owe in connection with a severance payment. Management and the committee accordingly believe that the severance rights provide the NEOs with a fair, but not excessive, financial transition when an executive is asked to leave the company.
The dollar values of benefits that would be payable to NEOs upon a qualifying termination under our severance plan are summarized under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Change-in-Control Benefits Under Equity Plans The provisions of our equity plans applicable to our awards are summarized below. Additional details regarding these provisions can be found under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Change-in-Control Provisions Under Equity Plan.”
Both plans have a “double-trigger” change-in-control provision. Unless the committee determines otherwise at the time of grant of an award, no acceleration or payment will occur with respect to any outstanding award upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the requirements of the change-in-control provisions in the applicable plan, including providing substantially identical terms and substantially equivalent economic terms. Any honored, assumed, or replacement award will be subject to accelerated vesting after the change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity other than for cause (as defined in each plan) or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to the change in control and each restricted stock unit award will be cancelled in exchange for an amount equal to the fair market value of the common shares covered by the award, with any performance-based awards deemed to have been earned in full at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable.
Death
If an NEO is employed through the end of the calendar year in which the grant is made, the time-based award will vest 100% if the NEO dies; and with respect to performance-based awards, if the NEO dies (i) before the end of the performance period, then the award will vest at 100% of target; or (ii) after the end of the performance period, then the award will remain outstanding and will vest if, when, and to the extent that the performance measures are achieved. For additional information regarding death benefits under earlier equity awards, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”
Health and Welfare Benefits
NEOs are also eligible to participate in our health and welfare plans, including medical and dental benefits, a 401(k) savings plan (with matching contributions by the company up to a specified annual limit), and a limited life insurance benefit (with the ability to purchase additional coverage without company contribution), among other benefits. These plans are available on the same basis to all of our regular employees who satisfy minimum eligibility requirements.
PROCEDURES AND POLICIES
Annual Compensation and Talent Committee Decisions
The committee makes all final determinations regarding executive officer compensation, including salary and equity and non-equity incentive compensation targets and performance goals. Committee decisions on annual executive compensation for 2024 were made in the fourth quarter of 2023, after considering each executive’s role and responsibilities, performance evaluations, their tenure and experience in their current role, their future potential, our business needs, recommendations presented by management, compensation data from comparable companies obtained from management’s compensation consultant and other third parties, and analyses performed by our compensation department and/or consultants. Our CEO participates in certain committee meetings to discuss significant compensation issues with the committee or to provide recommendations to the committee regarding the compensation of other executive officers. The committee’s executive compensation decisions thus represent the culmination of extensive analysis and discussion between the committee and management, including our CEO, our Chief Human Resources Officer, and members of our compensation and law departments. The committee routinely reports to the full Board on compensation and other human capital management matters, including talent management, generally after each regularly scheduled committee meeting.

The committee delegates to management the day-to-day implementation of compensation programs for employees who are not executive officers, subject to the terms of plans approved by the committee or the Board. Generally, however, we seek to offer a consistent compensation program across our company, and as a result, determinations made by the committee on executive compensation, such as performance goals under our Gainshare program, generally apply to other employees as well. The committee has the authority under its charter to hire its own compensation consultants and legal advisors, at our expense. During 2024, the committee retained Semler Brossy to advise the committee with respect to certain aspects of executive officer and director compensation, including advising on the use of comparative publicly held companies, and to provide regular updates to the committee on general market and industry trends in executive compensation.
Compensation Comparisons
Our executive compensation program is market-based and is designed to be competitive with other compensation opportunities available to executives. However, compensation comparisons alone do not drive the committee’s decisions, which result from a number of factors described above that can be different for individual executives, can vary from year to year, and include a number of qualitative and quantitative judgments. Compensation comparisons are one factor in this analysis.
For annual compensation decisions, the following executive compensation survey data and statistical analyses, provided by management’s compensation consultant, Pay Governance LLC, were used for Mrs. Griffith and Mr. Sauerland:
•Proxy statement data for 15 publicly held insurance and financial services companies with comparable revenues between $28.4 billion and $156.6 billion; and
•Survey data published by Willis Towers Watson and Radford Global Compensation Database of companies with revenues greater than $20.0 billion.
The proxy statement data in the first category above included publicly held insurance and financial service companies, which represent potential competitors for our executive talent. We included companies with comparable total revenues, rather than total assets, due to significant asset size differences between insurance companies writing different types of insurance products. Prior to 2023, we used a group of companies in this first category in addition to a group of companies within close proximity to Progressive on the Fortune 500 list. In 2023, the committee engaged Semler Brossy to work with management to develop an updated peer group. In October 2023, the committee approved the use of a single peer group and an updated group of companies in the first category that is comprised of a blend of the insurance and financial services industries. For 2024, the companies in this category are listed below in descending order according to total revenue for 2023.
Elevance Health, Inc.
Centene Corporation
Humana Inc.
Bank of America
Wells Fargo & Company
Citigroup Inc.
MetLife, Inc.
The Progressive Corporation
American Express Company
The Allstate Corporation
Prudential Financial, Inc.
Chubb Limited
American International Group, Inc.
The Travelers Companies, Inc.
Capital One Financial Corporation
Molina Healthcare, Inc.

The survey data in the second category included a large number of companies from many industries. We segment survey data based on company revenues and not total assets, given significant differences in asset requirements across various industries. Further, we do not generally recruit senior management level talent from other insurance companies, and our executives have employment opportunities with companies doing business in a variety of industries. As a result, we view the broad range of companies to be an appropriate reflection of the marketplace for the services of our executives.
With respect to Mr. Callahan, Ms. Bailo, and Mr. Murphy, survey data was used because proxy statement data is not as readily available for these positions. For Mr. Callahan, our Personal Lines President, and Ms. Bailo, our Commercial Lines President, survey data published by Willis Towers Watson and Radford Global Compensation Database, which included public companies with revenue scopes similar to these business units was used. The comparison for Mr. Murphy, our Claims President, was obtained from survey data published by Mercer PCICS, which included property and casualty claims executives at other insurance companies with direct written premium greater than $10 billion.
In evaluating the data from these groups, we do not focus on the identity of any individual company, but are interested in the aggregate data and the range of pay. All compensation comparisons referred to in this report are based on the data for these comparison groups. The comparisons were provided to the committee in November 2023 and supported their discussions regarding 2024 compensation decisions for the NEOs.
Use of “Tally Sheets”
When the committee is considering annual compensation decisions for the NEOs, the committee is provided with information showing, for each NEO, the total target and maximum compensation (salary, annual cash incentive potential, and equity-based award values) proposed to be awarded to such executive for the upcoming year, along with tally sheets for each NEO summarizing recent total target and realized compensation, providing details with respect to outstanding equity awards and share ownership. These tally sheets are used by the committee to review each NEO’s current compensation level and to enable meaningful comparisons to the compensation paid to similar executives at comparable companies. This is one way that the committee monitors and assesses the reasonableness of its annual compensation decisions for each NEO.
In addition, at least annually, the committee reviews summaries of the potential payments that would be made to each NEO upon the occurrence of various events, such as termination, retirement, or a change in control. These tally sheets allow the committee to see all of the potential payouts that the NEO could be eligible to receive in addition to annual compensation awards. Such payouts may arise from a number of sources, depending on the event triggering the payments, including: the executive’s prior service and earnings (such as distributions from deferral accounts); payments triggered by an employment termination (severance); or an acceleration of a vesting event that otherwise would not have occurred, if at all, until a future date (for example, a “change in control”). The committee thus is able to understand and monitor the amount of such potential payouts in each scenario, and to distinguish the source of individual components of such payouts.
To the extent that these payments arise from an NEO’s prior earnings (such as distributions from deferral accounts), the committee generally does not factor those payments into compensation decisions, since those amounts were previously earned in full by the executive, the value of the account has increased or decreased over time based on their investment elections, and we have made no subsequent contributions to increase the value of these accounts. To the extent that these payments arise from performance measures established in prior years, the committee generally does not view such payments negatively either, since the amount and timing is dependent on whether and when the company achieves the stated performance goals and the executive’s services that helped lead to the achievements. Potential severance payments and acceleration events, on the other hand, are monitored by the committee to ensure that they are reasonable and appropriate in the applicable scenarios.
Internal Pay Equity; Wealth Accumulation
We do not use “internal pay equity” or “wealth accumulation” analyses to limit compensation paid to the CEO or other NEOs. Such systems typically put a ceiling on part or all of an executive’s compensation based on considerations such as the amount of compensation paid to another executive or employee or the value of awards previously made to the executive in question. Management and the committee believe that these types of limitations are not an appropriate way to make compensation decisions for our executives and would be contrary to the interests of the company and our shareholders. Instead, our focus is to make appropriate executive compensation decisions annually, so that executives are paid at competitive levels with a significant “at-risk,” performance-based component that is commensurate with the executive’s responsibilities.
No Tax “Gross-Up” Payments
We do not provide tax gross-up payments in connection with an executive officer’s compensation, severance, change-in-control payments, perquisites, or other benefits provided by us. Minor exceptions to this rule may arise under terms that apply to all of our employees; for example, any employee, including an executive officer, who receives taxable benefits from us under our relocation program is entitled to receive payments to defray the related tax obligation.
Effect of Any Future Financial Restatement; Recoupment
The terms of our cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from our executive officers, including our NEOs, pursuant to our Dodd-Frank Clawback Policy, as defined below, and other recoupment provisions in a number of instances related to the restatement of applicable operating or financial results. For additional information concerning these recoupment rights, including limitations on those rights, see “Clawback Provisions” below.
Clawback Provisions
Our Board of Directors adopted a clawback policy in accordance with applicable SEC and NYSE rules (the “Dodd-Frank Clawback Policy”). The Dodd-Frank Clawback Policy requires us to recover incentive-based compensation awarded to our current and former executive officers resulting from erroneously reported financial information in the event that we are required to prepare an accounting restatement. For several years, our cash and equity incentive plans have included, and will continue to include language that incorporates the Dodd-Frank Clawback Policy into them.
Additionally, our equity and cash incentive plans each include one or more provisions that permit recoupment of performance-based compensation when a specified event occurs or an executive officer engages in specified conduct. If our operating or financial results used to calculate a payment or vesting factor are restated within three years of the payment or vesting, and the payment, or amount of common shares delivered at vesting, was inflated as a result of the incorrect results, we can recoup from the NEO the inflated portion of the payment or common shares delivered (or equivalent value). If an executive officer engaged in fraud or other misconduct that led to a restatement of operating or financial results, we can recoup from them the entire payment or value of common shares delivered at vesting, plus interest and collection costs, even if the restatement occurred more than three years after the payment or vesting event.
In addition to provisions in our equity plans, our equity awards also address conduct that results in reputational harm. If an executive officer engages in a “disqualifying activity,” they forfeit all outstanding equity awards (time-based and performance-based) held at the time the activity began. If an equity award vests after the conduct began but before we become aware of it, we can recoup the vested award. Among conduct that constitutes a “disqualifying activity” is conduct that is materially detrimental to our reputation or that is a material violation of our Code of Conduct.
Equity Ownership Guidelines for Executives
Our Corporate Governance Guidelines (Guidelines) provide equity ownership expectations for our CEO and NEOs.

Within five years after becoming our CEO and at all times while serving as CEO thereafter, the CEO must acquire and hold Progressive common shares (or equivalent interests) with a minimum value of six times the CEO’s salary. For the purpose of this calculation, the CEO can count shares held in our 401(k) plan and share equivalent units held in our EDCP, but cannot count any unvested restricted stock units.
All of the other NEOs are expected to hold meaningful amounts of Progressive equity at levels that their respective compensation and financial circumstances permit. To support this goal, each of these executive’s annual compensation is heavily weighted towards equity compensation. As a result, within five years of becoming an executive officer, each of these executives is expected to hold Progressive common shares or equivalent units with a minimum value of three times the NEO’s salary. For this calculation, the NEO receives credit for shares in our 401(k) plan, share equivalent units held in our EDCP and unvested time-based restricted stock units. The NEO cannot count any unvested performance-based restricted stock units.
Management and the committee believe that equity holdings under these guidelines appropriately ensure that the interests of management will be aligned with those of our shareholders.

As of January 31, 2025, Mrs. Griffith and each of the other NEOs satisfied the applicable guideline. As of this date:
•Mrs. Griffith directly owned shares valued at 115x salary, well in excess of the 6x required by our Guidelines (which excludes all unvested equity awards).
•Each of the NEOs owned shares valued at 3x salary or more (including unvested time-based equity awards).
Prohibitions on Derivatives and Hedging Transactions
Under our Insider Trading Policy, our executive officers, directors, and other employees designated as “Insiders” (Insiders), are prohibited from making any “short sales” of our common shares and from purchasing, selling, or writing exchange-traded or over-the-counter options (including puts and calls) on our common shares. Our executive officers, directors and Insiders are also prohibited from entering into any transaction in derivatives or other instruments that are based on or relate to our common shares or any other Progressive security and from buying, selling, or trading any financial instrument (such as a variable forward contract, equity swap, credit default swap, collar, or exchange fund), or initiating or participating in any other transaction that is designed or intended to hedge against, or profit from, a decrease in the market value of our common shares or any other Progressive security.
Prohibition on Pledges
Under our Insider Trading Policy, our executive officers, directors, and Insiders are prohibited from pledging their Progressive common shares as collateral for any loan, including a margin loan. We are not aware of any pledge of Progressive common shares by a director or executive officer.
Timing of Annual Equity Awards
We expect that, consistent with our actions for many years, annual equity awards will be made in March of each year, unless a legal or plan requirement causes us to adopt a change for a specific year. March is considered appropriate for annual awards because it follows shortly after annual performance evaluations and salary adjustments for executives and other equity eligible employees, thus providing an administratively convenient time to calculate the awards and communicate them to the recipients. In addition, the timing in March follows the publication of our annual report for the prior year and, typically, the publication of our financial results for the first two months of the year, ensuring that up-to-date public information concerning the company is available in the marketplace at that time. Historically, interim awards generally have been made to an executive officer at the time of appointment to or promotion within the executive team or in a few instances when the committee deemed a special award to be appropriate; any such interim or special award to an executive officer would require the approval of the committee.
RELATED CONSIDERATIONS
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits to $1 million per year (the deduction limit) the deduction allowed for federal income tax purposes for compensation paid to “covered employees.” That term includes the chief executive officer, the chief financial officer, and the three other most highly compensated executives, and any individual who meets the definition of “covered employee” in 2018 or any later tax year. Each of the NEOs is now a covered employee and Progressive will not be able to deduct any compensation paid to them for any taxable year in excess of $1 million. In 2024, compensation that did not qualify exceeded the deduction limit by $96 million, including $48 million related to Mrs. Griffith’s compensation.
The committee has not discontinued or changed any component of the compensation program that has a potential negative impact under Section 162(m), since it believes that the overall program is appropriate and in the interests of shareholders.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code sets forth requirements for non-qualified deferred compensation arrangements. These requirements apply to deferrals of compensation earned or vested after 2004. If deferrals do not comply with the requirements, the amount deferred is immediately included in the individual’s taxable income, and the individual is subject to an additional 20% tax plus interest, even if the actual payment of value to the individual might be delayed for years under the applicable plan or award. We seek to draft our compensation plans in a manner that provides an exemption from Section 409A or complies with Section 409A requirements.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Progressive filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Progressive specifically incorporates this Report by reference therein.
The Compensation and Talent Committee of the Board of Directors of The Progressive Corporation has reviewed and discussed with Progressive’s management the Compensation Discussion and Analysis set forth above. Based on the review and discussions noted above, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in Progressive’s Proxy Statement for 2025, and incorporated by reference into Progressive’s Annual Report on Form 10-K for the year ended December 31, 2024.

            COMPENSATION AND TALENT COMMITTEE

                                         Roger N. Farah, Chair
                               Pamela J. Craig
                                   Barbara R. Snyder

COMPENSATION PROGRAMS AND RISK MANAGEMENT
We believe that our compensation plans and incentives are designed so that employees are not encouraged to take inappropriate risks. We also believe our compensation plans include appropriate risk control mechanisms, along with the applicable profit margin, growth, or other performance goals. The criteria used to calculate annual cash incentive payments under our Gainshare program, as well as the goals under our performance-based equity awards that measure insurance results, reward the achievement of challenging growth goals, but only if our profitability is within specified levels. Under our Gainshare program, moreover, these performance measures are applied on a companywide basis, ensuring that all of our employees are motivated to pursue the same strategic goals.
In addition, we have an annual cash incentive program for our investment professionals (including our Chief Investment Officer), who actively manage our fixed-income portfolio. The primary constraints on the risks inherent in our fixed-income portfolio are our internal investment guidelines relating to credit quality, duration, issuer concentration, and other parameters, which are approved by the Board’s Investment and Capital Committee. Within this framework, our annual cash incentive plan compares the total return of our fixed-income portfolio against the results achieved by comparable firms in an investment benchmark for the current year and over the trailing three-year period to determine an indicated performance score. The Compensation and Talent Committee, in its discretion, can accept the indicated performance factor, or increase or decrease it, based on its evaluation of our fixed-income investment performance for the year; annual incentive payments for our investment professionals are then adjusted accordingly. We believe that this combination of investment guidelines and one- and three-year performance comparisons, with an overlay of Compensation and Talent Committee discretion to monitor performance and cash incentive results, appropriately addresses the risks attendant to the work of our investment professionals. We also award performance-based equity awards tied to the relative performance of our fixed-income portfolio to our CEO, CFO, Chief Investment Officer, and select portfolio managers. Under these awards, our portfolio’s three-year performance is evaluated against the total returns of comparable firms over the same periods, similar to the annual cash incentive plan for our investment professionals described above. We believe that the focus on the three-year results, along with the investment constraints mentioned above, provides appropriate incentives for these executives without creating inappropriate risks.
In addition, our current cash incentive programs and performance-based equity awards allow us to recoup payments and vested awards from executive officers, pursuant to our Dodd-Frank Clawback Policy and other recoupment provisions, if the applicable operating or financial results triggering payments or vesting of the award are later restated, to the extent that such cash incentives or awards would not have been paid out based on the revised operating or financial results. For additional information concerning these recoupment or “clawback” rights and the limitation thereon, see “Compensation Discussion and Analysis – Procedures and Policies – Clawback Provisions.”
Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION
The following information sets forth compensation of our named executive officers (NEOs) for 2024: our Chief Executive Officer (CEO); our Chief Financial Officer (CFO); and our three other most highly compensated executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Susan Patricia Griffith	2024	$1,044,231	$10,500,128	$4,646,827	$186,328	$16,377,514
President and Chief Executive Officer	2023	994,231	10,000,106	4,424,327	217,954	15,636,618
	2022	950,000	9,500,203	2,042,501	256,122	12,748,826
John P. Sauerland	2024	730,962	2,756,443	1,951,667	12,000	5,451,072
Vice President and Chief Financial Officer	2023	697,115	2,625,224	1,861,298	12,000	5,195,637
	2022	672,116	2,531,445	867,029	12,000	4,082,590
Patrick K. Callahan	2024	676,539	2,550,336	1,806,357	12,000	5,045,232
Personal Lines President	2023	647,115	2,437,619	1,727,798	12,000	4,824,532
	2022	622,115	2,343,838	802,529	12,500	3,780,982
Karen B. Bailo	2024	635,385	1,600,150	1,413,731	12,000	3,661,266
Commercial Lines President	2023	594,231	1,500,148	1,057,731	12,000	3,164,110
	2022	550,000	1,375,024	473,000	12,000	2,410,024
John Murphy	2024	602,116	1,512,817	1,071,766	12,000	3,198,699
Claims President	2023	576,539	1,450,083	1,026,239	12,000	3,064,861
	2022	550,000	1,375,024	473,000	12,750	2,410,774

1 Amounts may differ from the salary amounts reported in “Compensation Discussion and Analysis – 2024 Decisions and Awards – Salaries” as salary changes are typically implemented in February of each year.
2 Represents grant date fair value of restricted stock unit awards for each year. Grant date fair value is measured using the closing price of our common stock on the date of grant. With regard to performance-based awards, the grant date fair value represents the target value; however, the ultimate value to the NEO can be higher or lower depending on performance. See “– Outstanding Equity Awards at Fiscal Year-End” for further discussion. The following table represents the value of performance-based awards at grant date assuming the maximum level of performance were to be achieved.

Name	Grant Year	Grant Date Fair Value (Maximum Performance)
Susan Patricia Griffith	2024	$23,625,185
	2023	22,000,179
	2022	16,150,367
John P. Sauerland	2024	5,053,513
	2023	4,655,368
	2022	4,489,006
Patrick K. Callahan	2024	4,675,411
	2023	4,469,014
	2022	4,297,017
Karen B. Bailo	2024	2,400,123
	2023	2,250,153
	2022	2,062,535
John Murphy	2024	2,269,123
	2023	2,175,055
	2022	2,062,535
For the terms of awards granted in 2024, see “– Grants of Plan-Based Awards” and “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. Also, see “Compensation Discussion and Analysis,” as well as Note 9 – Employee Benefit Plans in our 2024 Annual Report to Shareholders for further discussion of the restricted stock unit awards and our recognition of expense relating to such awards.

3 For 2024, amounts were earned exclusively under The Progressive Corporation 2024 Gainshare Plan (Gainshare Plan) for all NEOs. Non-equity incentive plan compensation earned by these executives with respect to 2024 was paid (if not deferred by the NEO) in early 2025. Amounts reported include, if applicable, compensation that was deferred under our Executive Deferred Compensation Plan (EDCP). Further discussion of these plans is included in “Compensation Discussion and Analysis,” “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” and “– Nonqualified Deferred Compensation.”
4 All Other Compensation for 2024 is comprised of the following:

Name	401(k) Employer Contributions[a]	Perquisites[b]
Susan Patricia Griffith	$12,000	$174,328
John P. Sauerland	12,000	—
Patrick K. Callahan	12,000	—
Karen B. Bailo	12,000	—
John Murphy	12,000	—
a         Represents employer matching contributions made during 2024 under our 401(k) plan. Amounts contributed are based on level of employee contribution, with a maximum annual employer contribution of $12,000.
b         Includes $168,041 in incremental costs for Mrs. Griffith’s personal use of our company airplane. We calculate incremental costs to include the cost of fuel and oil per flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Since the airplane is used primarily for business travel, we do not include the fixed costs that do not change based on personal usage, such as pilots’ salaries, the depreciation of the airplane, and the cost of maintenance not related to personal trips. In addition, the perquisite amount includes $6,287 in incremental costs attributable to the personal use of a company-leased vehicle by Mrs. Griffith, which is primarily used for commuting to and from work.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes annual cash incentive awards (non-equity incentive plan awards) that were eligible to be earned by our NEOs with respect to 2024 and equity awards granted to our NEOs during 2024. Each restricted stock unit is equivalent in value to one common share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[2] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Susan Patricia Griffith	NA	0	$2,610,577	$5,221,154
	3/19/2024						5,110	[3]			$1,050,054
	3/19/2024				0	[4]	45,988	[4]	114,970	[4]	9,450,074
John P. Sauerland	NA	0	1,096,442	2,192,884
	3/19/2024						3,577	[3]			735,038
	3/19/2024				0	[4]	9,837	[4]	24,593	[4]	2,021,405
Patrick K. Callahan	NA	0	1,014,808	2,029,616
	3/19/2024						3,310	[3]			680,172
	3/19/2024				0	[4]	9,101	[4]	22,753	[4]	1,870,164
Karen B. Bailo	NA	0	794,231	1,588,462
	3/19/2024						3,115	[3]			640,101
	3/19/2024				0	[4]	4,672	[4]	11,680	[4]	960,049
John Murphy	NA	0	602,116	1,204,232
	3/19/2024						2,945	[3]			605,168
	3/19/2024				0	[4]	4,417	[4]	11,043	[4]	907,649
NA = Not applicable
1The amount of non-equity incentive plan compensation earned by the NEOs under the Gainshare Plan with respect to 2024 is included in the “– Summary Compensation Table.” Further description of both the non-equity and equity incentive plan awards is provided in “Compensation Discussion and Analysis” and in the “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
2Awards were granted under the 2015 Equity Incentive Plan (the 2015 Plan) and are valued at the closing price of our common shares on the applicable date of grant, which was $205.49 for March 19, 2024. The target amount of performance-based restricted stock unit awards granted is used to determine grant date fair value.
3Represents the number of shares covered by time-based restricted stock unit awards.
4Represents the number of shares covered by performance-based restricted stock unit awards. Except as otherwise noted in this footnote 4, these awards measure growth of our vehicle insurance businesses against each respective market’s growth and will vest from 0-250% of the target award, only if and when pre-established performance goals are attained.
As part of their annual awards, Mrs. Griffith received 5,110 units and Mr. Sauerland received 1,610 units in the form of performance-based awards that measure the performance of our fixed-income portfolio returns against a benchmark peer group. These awards can vest from 0-250% of the target award only if and when pre-established performance goals are attained.

NARRATIVE DISCLOSURE TO SUMMARY
COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE
Salary For 2024, salary comprised approximately 6% of total compensation for Mrs. Griffith, 13% for both Mr. Sauerland and Mr. Callahan, 17% for Ms. Bailo, and 19% for Mr. Murphy. See “Compensation Discussion and Analysis – 2024 Decisions and Awards – Salaries” above for more information.
Equity Incentive Plan Awards In 2024, all of the equity incentive awards granted to the NEOs were pursuant to our 2015 Plan. We granted both time-based and performance-based restricted stock unit awards to each of the NEOs. Future awards will be granted under the 2024 Equity Incentive Plan (2024 Plan).
Restricted stock units entitle the holder to receive, upon the satisfaction of all requirements for vesting and the lapse of any other restrictions, one Progressive common share in exchange for each unit vesting. Units do not have voting rights, but are entitled to dividend equivalent payments at the same rate and time that dividends are paid to holders of our common shares; those dividend equivalent payments are reinvested into additional restricted stock units, which will vest only if, when, and to the extent that the underlying restricted stock unit vests.
During March 2024, each of the NEOs received a time-based restricted stock unit award. These time-based awards are scheduled to vest in equal installments in January of 2027, 2028, and 2029, provided that the executive remains an employee through that time, except for NEOs that satisfy the qualified retirement provisions under the 2015 Plan, in which case the awards will vest upon retirement to the extent the NEO was employed through the end of the calendar year the award was granted. The Compensation and Talent Committee also granted annual performance-based awards to these NEOs in March 2024, which were tied to the operating performance of our insurance businesses. Mrs. Griffith and Mr. Sauerland also received an additional performance-based award tied to the performance of our fixed-income investment portfolio, as further described below.
For the performance-based restricted stock unit awards tied to the operating performance of our insurance businesses, the awards have a performance goal that compares our growth to industry growth over the performance period (2024 through 2026) and includes a restriction on vesting based on a profitability requirement. For the performance-based restricted stock unit awards tied to the performance of our fixed-income portfolio, the awards have a performance goal that measures the return of our fixed-income portfolio, which is actively managed by our investment professionals, over a three-year period (2024 through 2026), against the returns of a set of comparable investment firms.
All restricted stock unit awards granted during 2024 are subject to potentially accelerated vesting pursuant to the “change in control” provisions in the 2015 Plan. See “– Potential Payments Upon Termination or Change in Control” for further discussion of these plan provisions.
Non-Equity Incentive Compensation For 2024, non-equity incentive compensation for the NEOs was available under the 2024 Gainshare Plan. Amounts earned under this plan are included as Non-Equity Incentive Plan Compensation in the “– Summary Compensation Table.”
Under the Gainshare Plan, the Gainshare Factor was determined for all NEOs after the end of the year based on our actual operating performance for that year, when compared to objective criteria previously established by the Compensation and Talent Committee in the first quarter of the year. Each executive’s incentive payment would equal the target Gainshare amount if the applicable Gainshare Factor equaled a 1.00 for the year. Each executive had to be employed on November 30th of 2024 to be eligible to receive an incentive payment for the year. Annual incentive payments to all NEOs were paid in February 2025, after the appropriate approvals and certifications were received from the committee.
The Gainshare Factor for the core business units for 2024 was calculated by reference to separate Gainshare matrices established by the committee in the first quarter of the year for each business unit. Each matrix assigned a performance score between zero and 2.00 to various combinations of growth and profitability for the applicable business unit. In 2024, the final Gainshare Factor determined according to these criteria was 1.78. For more information about the target percentages for the NEOs and the calculation of the Gainshare Factor, see “Compensation Discussion and Analysis – 2024 Decisions and Awards – Annual Cash Incentive Payments (Gainshare).”

Clawback Provisions Performance-based restricted stock unit awards and non-equity incentive payments are subject to recoupment by Progressive in certain circumstances. See “Compensation Discussion and Analysis – Procedures and Policies – Clawback Provisions.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the unvested restricted equity awards outstanding at December 31, 2024, all of which were granted under our 2015 Plan. The value of the equity awards was calculated using $239.61 per share, the closing price of Progressive common shares on the last business day of 2024.

	Stock or Unit Awards[1]
Name	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Susan Patricia Griffith	68,057	$16,307,138	7,686	[3]	$1,841,642
			400,144	[4]	95,878,504
John P. Sauerland	21,591	5,173,420	1,753	[3]	420,036
			92,342	[4]	22,126,067
Patrick K. Callahan	—	—	21,332	[3]	5,111,361
			94,885	[4]	22,735,395
Karen B. Bailo	15,594	3,736,478	2,096	[3]	502,223
			47,066	[4]	11,277,484
John Murphy	17,253	4,133,991	1,213	[3]	290,647
			45,883	[4]	10,994,026
1Amounts include restricted stock unit awards and related reinvested dividend equivalent units, which are rounded to a whole unit.
2Represents time-based restricted stock unit awards that have been earned under the “qualified retirement” provisions of the 2015 Equity Incentive Plan (see “– Potential Payments Upon Termination or Change in Control – Qualified Retirement Provisions Under Equity Plan”); such shares will vest upon the earlier of the vesting dates defined in the restricted stock unit award agreements (see table below) or the NEO’s separation from the company.
3Represents time-based restricted stock unit awards for each NEO. The table below presents the applicable vesting dates for those awards (certain events may cause earned but unvested shares to vest earlier; see “– Potential Payments Upon Termination or Change in Control” for further discussion).

Name	1/1/25	1/21/25	1/20/26	1/19/27	1/18/28	1/16/29
Susan Patricia Griffith	15,373	19,613	22,030	12,899	4,123	1,705
John P. Sauerland	3,506	4,550	6,243	4,965	2,886	1,194
Patrick K. Callahan	2,967	4,206	5,777	4,601	2,676	1,105
Karen B. Bailo	2,096	3,215	4,665	4,184	2,490	1,040
John Murphy	2,428	3,595	4,996	4,079	2,385	983

4The following table presents, as of December 31, 2024, the number of performance-based restricted stock units for each of the NEOs, by year of grant. The number of units shown reflects either the target amount of units, or the maximum number of units for each individual award that comprises the total that can vest, depending on the company’s expectations, as described in the applicable note below.

Name	2022	2023	2024
Susan Patricia Griffith	140,423	152,271	107,450
John P. Sauerland	38,664	31,470	22,208
Patrick K. Callahan	39,697	32,405	22,783
Karen B. Bailo	19,054	16,316	11,696
John Murphy	19,054	15,771	11,058

Following are the performance criteria that must be achieved to enable the performance-based restricted stock unit awards to vest for the year of grant indicated. Pursuant to applicable regulations, expectations above the minimum threshold level, but at or below target, are shown at target and expectations of vesting above the target level are shown at the maximum potential vesting.

Type	Measurement Period	Vesting Range	Combined Ratio	Growth Rate Over Base	Reported Value	Expiration Date
Performance versus Market[a]
2022	1/1/22-12/31/24	0-250%	96	Varies	Max	1/31/2027
2023	1/1/23-12/31/25	0-250%	96	0-3.5%	Max	1/31/2028
2024	1/1/24-12/31/26	0-250%	96	0-3.5%	Max	1/31/2029
Investment[b]
2022[c]	1/1/22-12/31/24	0-200%	NA	NA	Target	3/15/2025
2023	1/1/23-12/31/25	0-200%	NA	NA	Target	3/15/2026
2024	1/1/24-12/31/26	0-250%	NA	NA	Target	3/15/2027
NA = Not applicable
Note: The vesting provisions for the 2024 awards are discussed in “Compensation Discussion and Analysis – 2024 Decisions and Awards – Equity Awards,” and the vesting provisions for the 2022 and 2023 awards (other than actual vesting dates) have the same structure, except that the 2022 Performance versus Market award measures the growth of three business lines (private passenger auto, commercial auto, and homeowners multiple-peril).
a     At December 31, 2024, the company’s expectation for each award is based on our performance through 2024, industry growth rates for the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
b     At December 31, 2024, the company’s expectation for each award is based on our performance through 2024, the performance of the peer group during the applicable performance period to the extent available, and our estimates of each for the remainder of the performance period.
c     This award vested at a factor of 98% out of a possible 200% in February 2025.

OPTION EXERCISES AND STOCK VESTED
The following table summarizes the vesting of restricted stock unit awards during 2024. Vesting values reflect considerable stock appreciation from the date of grant. For example, the stock price at original grant (March 2021) of the performance-based restricted stock units that vested on July 19, 2024, was $90.35 versus a stock price of $221.75 at vesting. The units that vested included reinvested dividend equivalent units valued at various other prices during the performance period; all of those prices were lower than the stock price at vesting. In addition, a vesting factor of 2.42 was achieved under the performance-based restricted stock unit awards that vested on July 19, 2024.

	Stock Awards
	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting
Name	(#)	($)
Susan Patricia Griffith	204,728	$43,110,467
John P. Sauerland	53,255	11,257,143
Patrick K. Callahan	49,161	10,444,839
Karen B. Bailo	17,832	3,720,001
John Murphy	23,592	4,858,917
1 The following table summarizes the number of time-based and/or performance-based restricted stock units, including reinvested dividend equivalent units, that vested on various dates during the year. Our performance-based restricted stock unit awards vested either when the Compensation and Talent Committee certified that the performance criteria were achieved for the awards based on investment performance (March 11, 2024) or when the Compensation and Talent Committee certified that the company’s growth exceeded industry growth and also satisfied the predetermined profit requirement for awards based on market performance (July 19, 2024).

	Vesting Date	1/2/2024	1/16/2024	3/11/2024	7/19/2024
	Value at Vesting	$160.52	$168.93	$196.84	$221.75
	Type	TB	TB	PB	PB
Name	Performance Factor	NA	NA	1.34	2.42
Susan Patricia Griffith		22,174	10,771	14,502	157,281
John P. Sauerland		5,081	2,456	4,466	41,252
Patrick K. Callahan		5,503	2,267	—	41,391
Karen B. Bailo		2,522	1,512	—	13,798
John Murphy		4,456	1,890	—	17,246
NA = Not applicable for time-based awards
TB = Time-based
PB = Performance-based

NONQUALIFIED DEFERRED COMPENSATION
The following table summarizes amounts contributed to, earned within, and distributed from the EDCP during 2024, as well as each NEO’s aggregate balance in the EDCP at December 31, 2024. Participation in the EDCP is voluntary; deferral elections are made annually for both non-equity incentive compensation and annual restricted equity awards.

	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year[1]	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions[2]	Aggregate Balance at Last Fiscal Year End[3]
Name	($)	($)	($)	($)	($)
Susan Patricia Griffith	$—	$—	$217,199	$—	$1,508,335
John P. Sauerland	—	—	22,359	201,595	—
Patrick K. Callahan	—	—	7,389,041	—	23,046,007
Karen B. Bailo	1,057,731	—	313,533	—	3,921,688
John Murphy	—	—	70,344	—	552,041
1Progressive makes no supplemental contributions to the EDCP in the year of deferral or in subsequent years.
2Represents scheduled distributions based on the applicable executive’s elections made in prior years.
3     Amounts represent the accumulation of previously deferred non-equity incentive compensation awards or restricted equity awards, both time-based or performance-based, together with earnings on deemed investments. For Mr. Callahan, Ms. Bailo, and Mr. Murphy, the amounts recorded in our “– Summary Compensation Table” for previous years were $2,777,037, $1,530,731, and $443,077, respectively, which represents amounts deferred into the EDCP. A portion of the amounts may have been distributed to these executives; no other NEO had deferred amounts reported in the “– Summary Compensation Table.”
The NEOs employed prior to the beginning of a calendar year can defer all or part of the annual cash incentive payments earned under the Gainshare Plan, as well as all of their annual restricted equity awards (but not dividend equivalent units). Amounts equal to the deferred incentive payments or restricted equity awards are credited under the EDCP at the time that the incentive payment otherwise would be paid to the participant or the restricted equity awards otherwise would vest. The plan has 17 mutual funds, as well as Progressive common shares, as deemed investment choices. The participant selects the deemed investment choices for contributions and transfers; however, fund transfers are limited and restricted equity awards granted in or after March 2005 are automatically deemed invested in Progressive common shares until the date of distribution under the plan. We make no matching contributions or additional deposits on behalf of any participant. Any earnings are a result of an executive’s deemed investment choices.
We have established an irrevocable grantor trust to provide a source of funds to assist us in meeting our liabilities under the EDCP. To secure our future payment obligations to participants, we deposit amounts equal to deferred cash incentive payments or restricted equity awards into the trust and the trust holds investments equivalent in kind and number to the aggregate deemed investment elections selected by participants. The rights of participants and their beneficiaries under the EDCP are merely unsecured contractual rights against us. Participants have no proprietary rights or interests in the trust’s assets, including any securities that are held by the trust, all of which remain subject to the claims of our general creditors. We do not guarantee any specific rate of return to participants who defer amounts into the EDCP. For the year ended December 31, 2024, returns for the EDCP’s deemed investment choices, excluding Progressive common shares, ranged from 1.26% to 32.68%.
Distributions from the EDCP are made in accordance with an election made by the participant prior to earning the deferred award. Distributions are made in a lump-sum or in three, five, or ten annual installments, beginning at the earlier of the date selected by the participant or upon termination of employment. For deferrals made after 2004, distributions resulting from termination of employment begin six months after the participant leaves the company. In addition, distributions may be triggered by certain “change in control” events. All distributions are made in cash, with the exception of deferred restricted equity awards granted in or after March 2005, which are distributed in common shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table highlights the benefits that generally may be received by our NEOs, as well as other employees who participate in the applicable benefit plans, when certain events occur that result either in termination of employment or a change in control of the company.

Potential Payments The Executive is Eligible to Receive[1]:
Under Equity Plan
If This Triggering Event Occurs:	Severance Benefits	Change in Control Benefits[2]	Qualified Retirement Benefits	Other Termination Provisions	Payments under EDCP[3]
Involuntary termination (without cause)	✓				✓
Voluntary separation (including nonqualified retirement)				✓	✓
Retirement – qualified (as defined in the plan)[4]			✓		✓
Termination for cause					✓
Change in control, no loss of employment					✓
Change in control and involuntary termination (without cause) or resignation due to a significant job change	✓	✓			✓
Death			✓	✓	✓
1This table is intended as a general summary only. This table excludes amounts attributable to any accrued but unpaid base salary, sick leave, and/or paid time off, if applicable. An executive’s eligibility to receive any of the benefits outlined in this table may be subject to certain criteria, conditions, or other requirements as set forth in the applicable plan documents or related agreements. See below for additional discussions.
2Our 2015 Plan and 2024 Plan (collectively, our equity plans) have a double trigger provision. See “– Change-in-Control Provisions Under Equity Plan” for additional information.
3An executive will be entitled to receive payments under the EDCP only if the executive deferred compensation under the EDCP. See “– Nonqualified Deferred Compensation” for additional information.
4Under our outstanding equity awards, as discussed below, a “qualified retirement” excludes any termination of employment for cause (as defined in the plans). However, for some awards the same event can be treated as a “qualified retirement” under our equity plans and an involuntary termination without cause under our severance plan.
The significant provisions of our executive separation allowance (severance) plan, as well as the provisions of our equity plans involving “change in control,” “qualified retirement,” and death benefits, are discussed in more detail below. Payments to be made under our EDCP upon an executive’s termination of employment or a “change in control” are discussed under “– Nonqualified Deferred Compensation.” We do not provide other benefits that are triggered by an NEO’s termination or retirement or by a change in control, except for our 401(k) plan (which is available to all employees) or those required by law (such as postemployment medical insurance coverage under COBRA).
Severance Plan Our executive separation allowance plan is designed to provide executives with well-defined financial payments if we ask the executive to leave under certain circumstances. The plan covers our NEOs, other executive officers, and all other equity-eligible employees.
Among other terms and conditions, we will generally pay a separation allowance (severance) payment to an eligible executive if:
•the executive’s employment terminates for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), or the executive resigns within a specific period of time following any change in the executive’s job duties that is deemed significant by Progressive; and
•the employee signs a termination and release agreement as required by the plan.
The amount of the severance payment will vary among employees based on position and years of service. Based on tenure, each of our NEOs would receive severance payments equal to three times the executive’s annual base salary only at the time of termination. Cash incentive payments, bonuses, equity awards, perquisites, and other compensation are excluded from the severance calculation. In addition, under the plan, the NEO would be entitled to continue medical, dental, and vision benefits for a period not to exceed 18 months at our cost, except that they would be required to make contributions to the cost of those benefits to the same extent as the executive did prior to termination. The NEO would also be eligible to receive outplacement services following separation with an estimated value of $13,000.

In addition, the plan provides that eligible NEOs will have the right to receive a severance payment in accordance with the formula described above, if after any change in control of Progressive, either:
•the NEO’s employment is terminated for reasons other than resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan); or
•the NEO resigns due to a job change for “good reason.”
This plan defines “change in control” and “good reason” the same as those terms are defined in our equity plans, which are described below.

In the event of a termination of employment of any of our NEOs due to a resignation (including retirement), death, disability, leave of absence, or discharge for cause (as defined in the plan), no separation allowance would be payable under the executive separation allowance plan.
The following table summarizes for each of the NEOs the severance payments that would have been made to the NEOs, and the estimated value of health and welfare benefits for which the NEO would have been eligible, if the executive had separated from Progressive at December 31, 2024, under circumstances requiring payments under the executive separation allowance plan:

Name	Amount of Severance Payment ($)	Estimated Value of Health Benefits ($)
Susan Patricia Griffith	$3,150,000	$28,502
John P. Sauerland	2,205,000	28,502
Patrick K. Callahan	2,040,000	28,502
Karen B. Bailo	1,920,000	24,537
John Murphy	1,815,000	28,502
Change-in-Control Provisions Under Equity Plans Benefits also may be provided under our equity plans to holders of equity awards, including our NEOs, if a change in control occurs. All equity awards currently held by our NEOs were granted under the 2015 Plan. Future equity awards will be granted under the 2024 Plan.
Our equity plans have a “double-trigger” change-in-control provision. Unless an award provides otherwise, the award will not accelerate or be paid out upon a change in control if the outstanding award is honored, assumed, or replaced with a new right that complies with the terms of the change-in-control provisions in the plans including providing substantially identical terms and substantially equivalent economic terms. If the awards are not honored, assumed, or replaced, as described above, they will vest immediately prior to a change in control and each restricted stock unit award will be cashed out, at fair market value, with any performance-based awards deemed to have been earned at the higher of target or a multiple of target based on the level of achievement through the date of the change in control, if determinable. Any honored, assumed, or replacement award will vest after a change in control if, within 24 months after the change in control, the individual is terminated by the surviving entity other than for cause (as defined in the plan) or the individual terminates employment for good reason. If vesting is accelerated, performance-based awards will be considered to be earned at the higher of target (if applicable) or a multiple based on the level of achievement through the termination date, if determinable.
The definition of “change in control” in our equity plans is intended to satisfy Section 409A of the Internal Revenue Code and is defined as specific transactions or events, generally including (i) shareholder approval of a liquidation or dissolution, (ii) acquisition by an individual, entity, or group of 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors, unless specified exceptions are satisfied, (iii) a change in the composition of the Board such that the individuals who constituted the Board as of the applicable plan’s effective date cease to constitute at least a majority of the Board (with new directors nominated for election by the Board generally treated as having been a director as of the applicable plan’s effective date), or (iv) the consummation of a reorganization, merger, consolidation, asset sale, or similar transaction unless the company’s shareholders retain more than 50% of the voting power of the surviving entity, no individual, entity, or group owns 30% or more of the outstanding common shares or the combined voting power of the outstanding securities entitled to vote in the election of directors of the surviving entity, and the company’s directors prior to the transaction constitute at least a majority of the board of directors of the surviving entity. “Good reason” involves an adverse employment decision affecting the NEO, such as a significant reduction in their duties or responsibilities, a decrease in their compensation, or a change in office location that would increase their regular commute by greater than 50 miles.

The following table quantifies the amount of each NEO’s change-in-control benefits under the 2015 plan, assuming a change in control (within the meaning of the applicable plan) had occurred and the vesting of all outstanding equity awards and payments had been required under the applicable plan on December 31, 2024:

Name	Payments on Unvested Restricted Stock Unit Awards/Total[1] ($)
Susan Patricia Griffith	$59,540,210
John P. Sauerland	15,407,642
Patrick K. Callahan	14,205,518
Karen B. Bailo	8,749,599
John Murphy	8,822,201
1     Includes time-based and performance-based restricted stock unit awards, plus reinvested dividend equivalent units. Performance-based awards are valued at their target amount.
Qualified Retirement Provisions Under Equity Plans
Our equity plans provide additional benefits in the event an NEO satisfies the Rule of 70 requirements (age 55 with at least 15 years of service or age 60 with at least 10 years of service). These benefits, as well as those related to death and disability, have changed over the past few years based upon the Compensation and Talent Committee’s review of applicable market data.
If an NEO remains employed through the end of the calendar year in which the grant is made, when the NEO retires after satisfying the Rule of 70 requirements:
•100% of the outstanding time-based award will vest; and
•100% of each unvested performance-based award will be retained and will vest if, when and to the extent that the performance measures are achieved.
The rights conferred by these provisions, among other rights, may be forfeited if the Compensation and Talent Committee determines that prior to vesting the executive has engaged in any “disqualifying activity.” See “Compensation Discussion and Analysis – Procedures and Policies – Clawback Provisions.”
As of December 31, 2024, Mrs. Griffith, Mr. Sauerland, Ms. Bailo, and Mr. Murphy satisfied the Rule of 70 requirements under our equity plans. Mr. Callahan is expected to become eligible for qualified retirement in 2025. The table below shows the value of each of the eligible executive’s retirement benefits if they had retired on December 31, 2024.
The amounts are valued using our closing stock price on December 31, 2024, and include reinvested dividend equivalent units payable when the underlying award vests. For the performance-based equity awards, the amounts disclosed assume that all outstanding awards vest at the maximum factor; however, the actual value depends on whether, and the extent to which, the company achieves the applicable performance goals established at the time each award was made, within the time periods permitted by the award. See the “– Outstanding Equity Awards at Fiscal Year-End” table for more information.

	Value of Qualified Retirement Benefits[1] (As of 12/31/2024)
	Time-Based Equity Awards	Performance-Based Equity Awards at Maximum
Name
Susan Patricia Griffith	$15,081,059	$73,972,985
John P. Sauerland	4,315,267	18,024,849
Karen B. Bailo	2,989,031	8,474,984
John Murphy	3,427,307	8,344,509
1Awards granted in 2024 do not become a qualified retirement benefit until January 1, 2025 due to the service requirements discussed above. Had the 2024 awards been eligible for vesting as a qualified retirement benefit on December 31, 2024, the time-based equity awards for Mrs. Griffith, Mr. Sauerland, Ms. Bailo, and Mr. Murphy would have increased by $1,226,061, $858,243, $747,393, and $706,605, respectively. The performance-based equity awards for Mrs. Griffith, Mr. Sauerland, Ms. Bailo, and Mr. Murphy would have increased by $27,585,180, $5,900,569, $2,802,426, and $2,649,468, respectively.
Other Termination Provisions Under Equity Plans Under our equity plans, termination of an executive for cause (as defined in the plan) will result in the forfeiture of all unvested awards. If an equity award recipient, including an NEO, ceases to be an employee prior to satisfying the Rule of 70 requirements, the employee generally would forfeit any unvested awards, both time-based and performance-based. A limited exception permits a holder of performance-based restricted stock units (including the NEOs) whose employment is terminated (other than by the company for cause) after the end of an applicable performance period but before the award vests to retain the award but only until the first opportunity for the award to vest; at that time, the award will vest only if and to the extent that all performance measures have been satisfied. If, however, the award does not vest at that time (either because the minimum growth measures are not achieved or the profitability requirement is not satisfied), the award is forfeited.
Death If an NEO is employed through the end of the calendar year in which the grant is made, upon the death of an NEO:
•the outstanding time-based awards will vest 100%;
•with respect to performance-based awards, if the NEO dies: (i) before the end of the performance period, then the award will vest at 100% of target; or (ii) after the end of the performance period, then the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved; and
•otherwise, the restricted stock unit awards will be forfeited.
If an NEO had chosen to participate in our deferral plan, following the NEO’s death, the NEO’s estate or beneficiaries would also be entitled to receive distributions from the EDCP.
Disability Provisions Under Equity Plans If an NEO is employed through the end of the calendar year in which the grant was made and if the NEO’s employment is terminated as a result of their disability:
•the outstanding time-based awards will vest 100%;
•with respect to performance-based awards, in the event the NEO’s employment is terminated:
(i) before the end of the performance period, then the performance-based award will vest at 100% of target immediately; or
(ii) after the end of the performance period, then the performance-based award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved; and
•generally all other restricted stock unit awards will be forfeited.
Non-Compete Provisions Annual restricted stock unit awards also include a non-compete provision that will restrict the NEOs from the grant date through one year following termination of employment from engaging in any competitive business activity that would risk disclosure and/or use of our confidential information.
PAY RATIO DISCLOSURE
Our employee compensation program is designed to support, reinforce, and align our Core Values with our business strategy of growth and profitability, while ensuring we can attract, motivate, and retain talented employees, at every level, who drive our success. Our compensation program, which is the result of our review of market data for our job families, consists of:
•base pay that is competitive with the range of pay for jobs with similar duties and responsibilities at other companies, and
•an annual cash incentive payment, which we refer to as Gainshare, that is available to nearly all permanent employees. As noted above, our Gainshare program promotes a common culture and rewards employees when annual business goals and objectives are achieved. The payout can range from zero to 2.00x the target, which is a stated percentage of base pay. Under the Gainshare Plan, the target percentage is typically:
•4 - 8% for administrative support and entry level professionals;
•8 - 20% for senior professionals and managers; and
•20 - 150% for senior managers and senior executives, other than the CEO.

The SEC rules for identifying the median employee and calculating that employee’s annual total compensation allows companies to make reasonable assumptions and estimates, to apply a variety of methodologies and exclusions that reflect their compensation practices.

To identify our median employee, as of December 31, 2024, we used the Medicare taxable wages as reported on the 2024 Form W-2 for all employees (other than the CEO) that were continuously employed for the entire calendar year. For permanent employees hired during 2024, base pay and Gainshare payments were annualized to provide comparability. After we identified the median employee, we determined their total compensation in a manner consistent with the determination of the total shown for our CEO in the “– Summary Compensation Table.” We believe the pay ratio provides a reasonable estimate of the required information calculated in a manner consistent with the applicable SEC rules.
Total compensation in the “– Summary Compensation Table” includes a “non-equity incentive plan compensation” component, which for us generally represents payments under our Gainshare program for our median employee, who on the last day of the year had a Gainshare target of 8%.
Gainshare payments for eligible employees are calculated in the same manner as the executive annual incentive payments described in “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Non-Equity Incentive Compensation.”
For 2024, our median employee’s total annual compensation was $72,617 and our CEO’s total annual compensation was $16,377,514, which results in a pay ratio of CEO compensation to median employee compensation of 226:1.
Given the different methodologies used by various public companies, the ratio reported above should not be used as a basis of comparison between or among companies, including companies in our peer group.

PAY VERSUS PERFORMANCE
The table below sets forth information regarding compensation for our CEO and non-CEO NEOs, along with the financial performance of Progressive for the last five completed fiscal years. The table also provides a comparison of the compensation reported in the “Executive Compensation – Summary Compensation Table” (Summary Compensation Table) and the compensation actually paid to our NEOs. The disclosure of compensation actually paid is determined in accordance with SEC rules and requires certain adjustments to the amounts reported in the Summary Compensation Table total for each NEO. It does not reflect the amount of compensation actually realized or received by our NEOs during the applicable year.
The compensation actually paid amounts include the value of our time-based and performance-based restricted stock unit awards, which is determined, in part, based on the value of Progressive common shares as of the earlier of December 31 or the vesting date, of each covered fiscal year. It also reflects the value of any reinvested dividend equivalent units applicable to these awards and changes in the projected vesting factor for performance-based awards, as described below. The values of these awards reflect considerable stock price appreciation from the date that the awards were originally granted, which is the value reported in the Summary Compensation Table. In 2024 alone, the stock price increased 50%, from $159.28 to $239.61. The ultimate value of unvested restricted stock unit awards remains dependent on our achievement of any applicable performance goals, the satisfaction of applicable vesting periods, and the value of our common shares at the time of vesting of such awards. Further, final values of vested stock holdings are not realized by the NEOs until disposition of their holdings.
Additionally, as a property-casualty insurance company, we have earnings from both underwriting activity and investment operations. As discussed elsewhere, during 2024, we recognized an underwriting profit margin of 11.2% (exceeding our companywide profitability target of 4%), or $8.0 billion of pretax underwriting profit, and wrote $74.4 billion of net premiums written, which was an increase of $12.9 billion compared to 2023.
Our investment portfolio consists principally of fixed-maturity securities, which represented 94% of the fair value of the portfolio at December 31, 2024. Investment income, which consists primarily of interest and dividends, was $2.8 billion in 2024. The changes in the market value of our fixed-maturity securities are not reflected in net income, but rather are a component of comprehensive income. On the other hand, unlike our fixed-maturity securities, changes in the value of our equity securities are reflected in net income. On a pre-tax basis, total net realized gains (losses) on securities were $0.3 billion, $0.4 billion, $1.5 billion, $(1.9) billion, and $1.6 billion, respectively, in 2024, 2023, 2022, 2021, and 2020.
Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO[1]	Average Summary Compensation Table Total for Non-CEO Named Executive Officers	Average Compensation Actually Paid to Non-CEO Named Executive Officers[2]	Value of initial fixed $100 investment based on:[3]		Net Income (in billions)	Combined Ratio[5]
					Total Shareholder Return	Peer Group Total Shareholder Return[4]
2024	$16,377,514	$61,138,966	$4,339,067	$12,538,153	$370.40	$222.44	$8.5	88.8
2023	15,636,618	49,003,116	4,062,285	9,728,818	244.66	164.49	3.9	94.9
2022	12,748,826	48,474,661	3,171,093	9,195,384	198.67	148.53	0.7	95.8
2021	14,462,961	26,403,691	3,668,598	5,359,600	156.68	124.95	3.4	95.3
2020	15,220,523	52,840,789	3,582,178	10,086,445	141.38	106.33	5.7	87.7
1 Represents amounts for Mrs. Griffith (our CEO since July 2016) as computed in accordance with Item 402(v) of Regulation S-K and includes certain adjustments to the amounts in the “Summary Compensation Table Total for CEO” column for each covered fiscal year. To determine compensation actually paid, the following adjustments were made to reflect the increase or change in fair value of Stock Awards (defined below) under the circumstances set forth below:a

	2024	2023	2022	2021	2020
Closing stock price as of last trading day of year	$239.61	$159.28	$129.71	$102.65	$98.88
Deduction of the grant date fair value of awards reported in the “Stock Awards” column of the Summary Compensation Table (Stock Awards) for the covered fiscal year	$(10,500,128)	$(10,000,106)	$(9,500,203)	$(9,500,212)	$(9,500,037)
Addition of the year-end fair value of all Stock Awards granted during the covered fiscal year that are outstanding and unvested	22,068,144	20,662,548	16,357,106	12,631,713	25,872,505
Change in the year-end fair value (from prior year end) of all Stock Awards granted in any prior fiscal year that are outstanding and unvested	22,607,319	15,038,380	23,872,689	8,498,852	16,252,534
Change in the fair value (from prior year end to vesting date) of all Stock Awards granted in any prior fiscal year that vested	10,586,117	7,665,676	4,996,243	310,377	4,995,264
Total Adjustments	$44,761,452	$33,366,498	$35,725,835	$11,940,730	$37,620,266
a The Stock Awards were granted under the 2015 Plan and include time-based and performance-based restricted stock unit awards. For each covered fiscal year, the additions and changes in fair value in the table above also reflect the value of any reinvested dividend equivalent units applicable to these Stock Awards in connection with dividends paid on the company’s common stock, and changes in the projected vesting factor for performance-based restricted stock unit awards. See “Executive Compensation – Summary Compensation Table,” “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End,” and “Executive Compensation – Option Exercises and Stock Vested” for further discussion.
2 The non-CEO named executive officers include for (i) 2024 through 2022, Mr. Sauerland, Mr. Callahan, Ms. Bailo, and Mr. Murphy; (ii) 2021, Mr. Sauerland, Mr. Callahan, Remi Kent (Ms. Kent became our Chief Marketing Officer on November 1, 2021), and Michael D. Sieger (Mr. Sieger retired in January 2022); and (iii) 2020, Mr. Sauerland, Mr. Callahan, John A. Barbagallo (Mr. Barbagallo was the Commercial Lines President until mid-January 2021), and Mr. Sieger. As described in Note 1, to determine compensation actually paid, the following adjustments (expressed as averages) were made to reflect the increase or change in fair value of Stock Awards under the circumstances set forth below:a

	2024	2023	2022	2021	2020
Deduction of the grant date fair value of Stock Awards for the covered fiscal year	$(2,104,937)	$(2,003,269)	$(1,906,333)	$(2,134,497)	$(1,609,480)
Addition of the year-end fair value of all Stock Awards granted during the covered fiscal year that are outstanding and unvested	4,042,343	3,782,595	3,359,339	2,755,577	4,507,590
Change in the year-end fair value (from prior year end) of all Stock Awards granted in any prior fiscal year that are outstanding and unvested	4,376,523	2,854,453	3,915,370	1,061,423	2,787,532
Change in the fair value (from prior year end to vesting date) of all Stock Awards granted in any prior fiscal year that vested	1,885,157	1,032,754	655,915	8,499	818,625
Total Adjustments	$8,199,086	$5,666,533	$6,024,291	$1,691,002	$6,504,267
a For additional information, see Note a to Note 1.
3 Total shareholder return is cumulative for the measurement periods beginning on December 31, 2019, and ending on the last fiscal day in 2024, 2023, 2022, 2021, and 2020, respectively, assuming $100 was invested at the close of trading on December 31, 2019.
4 Our peer group is the Standard & Poor’s 500 Property & Casualty Insurance Index (S&P 500 P/C Group).
5 Combined ratio is the complement of our underwriting margin. The underwriting margin is the pretax underwriting profit (loss) expressed as a percentage of net premiums earned. The pretax underwriting profit (loss) is calculated as net premiums earned plus fees and other revenues less losses and loss adjustment expenses, policy acquisition costs, other underwriting expenses, and for 2020, policyholder credits.
NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
The following narrative disclosure and graphs describe the relationships between (i) the compensation actually paid to our NEOs and the performance measures set forth in the Pay Versus Performance Table and (ii) our cumulative total shareholder return (TSR) and the cumulative TSR of our chosen peer group, as disclosed in our performance graph below. For additional information on the awards described below, see “Executive Compensation – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis – 2024 Decisions and Awards.”

Relationship Between Compensation Actually Paid and Performance Measures
Compensation Actually Paid As shown in the Pay Versus Performance Table, compensation actually paid increased sizably in 2024, after remaining relatively consistent in 2023, and in 2022, following a decrease in 2021 (although still meaningfully higher than the Summary Compensation Table totals). The variation in these amounts during the covered periods reflected changes to the fair value of our time-based and performance-based restricted stock unit awards, the additional value of any new reinvested dividend equivalent units applicable to these awards, and changes in the projected vesting factor for performance-based awards.
Combined Ratio We have selected our combined ratio as the “company-selected measure” for the Pay Versus Performance Table because it supports a strong pay-for-performance linkage and further aligns our executives’ interests with those of our shareholders. A fundamental tenet of our executive compensation program continues to be to support our long-standing companywide goal of growing as fast as we can at a 96 or better combined ratio while continuing to deliver high-quality customer service. We strongly believe that achieving our target profit margin takes precedence over growing premiums in years where we are challenged to achieve both, as was the case in both 2022 and 2023.

Our Gainshare program is designed to support our long-standing companywide goal. Gainshare payments each year, if any, are based in part on the profitability of our insurance businesses, on a weighted-average basis, through our combined ratio performance measure. Accordingly, in years where our combined ratio is higher, the payouts under the Gainshare program are adversely impacted. During all of the covered fiscal years, we satisfied our goal of achieving a 96 or better combined ratio on a companywide basis, although not all of our insurance businesses achieved this target. The 2024 Gainshare payout reflects satisfying or exceeding our combined ratio targets for most of our insurance businesses. Because Gainshare is a cash incentive program, the value applicable to Gainshare payouts is the same in both the Summary Compensation Table total and the compensation actually paid columns in the Pay Versus Performance Table.
Additionally, our annual performance-based restricted stock unit awards (performance versus market insurance results) include a profitability requirement of a combined ratio of 96 or better over the most recent 12-month period when the vesting is determined. The profitability requirement was met for the awards that vested in each of the years shown. The vesting of these awards was included in the applicable compensation actually paid column in the Pay Versus Performance Table and reflected changes in the fair value of these awards as described above.

Cumulative TSR As shown in the Pay Versus Performance Table, our TSR increased over the covered periods from $141.38 to $370.40. During all of the covered fiscal years, our cumulative TSR outpaced the TSR of our chosen peer group, the S&P 500 P/C Group. TSR is the cumulative value at the end of each covered period, assuming $100 was invested at the close of trading on December 31, 2019.
As noted above, the compensation actually paid amounts to our NEOs during the covered periods reflected changes in the fair value of our time-based and performance-based restricted stock unit awards. These amounts were significantly higher than the values reflected in the Summary Compensation Table totals for each NEO during each covered year.
We do not include TSR as a performance measure in our executive compensation program. Rather, we focus on our stated operating and investment goals and allow TSR to reflect our achievement of those goals. However, we do provide a high percentage of total compensation to our NEOs in the form of equity awards. Accordingly, as our stock price increases (and TSR likewise increases), we expect that the compensation actually paid amounts to our NEOs will generally increase proportionately.

Net Income As a property-casualty insurance company, we have earnings from both underwriting activity and investment operations. We believe that our shareholder value will be increased in the long run if we continue to focus on profitable growth of our insurance operations and the relative performance of our fixed-maturity portfolio. Net income, which includes the impact of market fluctuations on our equity investments, increased in 2024, reflecting profitable underwriting and investment results.
Due to our long-term focus on our insurance operations, we make business decisions and set annual targets that are designed to enhance the longer-term performance of those operations. Accordingly, the trends in the compensation actually paid amounts to our NEOs may not correlate with net income as we do not use net income as a performance measure in our executive compensation program.

Relationship Between Our Cumulative TSR and our Peer Group’s Cumulative TSR
The following graph compares the cumulative TSR of Progressive’s Common Shares (PGR) to the cumulative TSR of our chosen peer group for the last five years, assuming $100 was invested at the close of trading on December 31, 2019.

$400
$350
$300
$250
$200
$150
$100
2019
2020
2021
2022
2023
2024
PGR
S&P 500 P/C Group

For the years ended December 31,	2020	2021	2022	2023	2024
PGR	$141.38	$156.68	$198.67	$244.66	$370.40
S&P 500 P/C Group	106.33	124.95	148.53	164.49	222.44

TABULAR LIST OF PERFORMANCE MEASURES
The following table lists the most important performance measures used in our executive compensation program to link the compensation actually paid to our current NEOs during 2024 to the company’s performance. For our NEOs, other than our CEO and CFO, we used fewer than three financial performance measures to link compensation actually paid for the most recently completed fiscal year to the company’s performance. For additional information on how these performance measures are calculated and used in our executive compensation program, see “Compensation Discussion and Analysis – 2024 Decisions and Awards.”

Name	Combined Ratio	Premium Growth	3-Year Return Fixed- Income Portfolio	Policies In Force (PIF) Growth
Susan Patricia Griffith	✔	✔	✔	✔
John P. Sauerland	✔	✔	✔	✔
Patrick K. Callahan	✔	✔		✔
Karen B. Bailo	✔	✔		✔
John Murphy	✔	✔		✔
The following supplemental table shows the executive compensation program that uses these performance measures:

Program	Combined Ratio	Premium Growth	3-Year Return Fixed- Income Portfolio	PIF Growth
Gainshare Program	✔			✔
Performance-Based Restricted Stock Unit Awards (Growth in Market Share)	✔	✔
Performance-Based Restricted Stock Unit Awards (Investment Results)			✔

DIRECTOR COMPENSATION

COMPENSATION OF NON-EMPLOYEE DIRECTORS AT FISCAL YEAR-END
Compensation of our non-employee directors for the year ended December 31, 2024, was as follows:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Danelle M. Barrett[3]	$130,000	$195,047	$325,047
Philip Bleser	140,000	210,150	350,150
Stuart B. Burgdoerfer	152,000	228,058	380,058
Pamela J. Craig	148,000	222,017	370,017
Charles A. Davis	—	355,141	355,141
Roger N. Farah	—	370,028	370,028
Lawton W. Fitt	—	565,075	565,075
Devin C. Johnson[4]	—	344,024	344,024
Jeffrey D. Kelly	134,000	201,088	335,088
Barbara R. Snyder	—	325,150	325,150
Kahina Van Dyke	—	340,038	340,038
1The cash fees will be earned on April 11, 2025, if the individual continues as a director until that date.
2Represents grant date fair value of restricted stock awards. Awards were granted on May 10, 2024, and valued based on that day’s closing price of $215.76 for all directors. All awards will vest on April 11, 2025, if the individual remains a director until that date. The 2024 awards are the only outstanding restricted stock awards held by directors. See “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers” for the number of shares awarded.
3U.S. Navy Rear Admiral (Retired) Barrett was a member of our Board until August 21, 2024. She received her cash and stock compensation upon resignation, as her resignation was the result of a disability as defined in the 2017 Amended and Restated Directors Equity Plan.
4Mr. Johnson was appointed to the Audit Committee on August 2, 2024 and was award 87 additional shares that will vest on April 11, 2025. These shares were granted at $216.94 per share.
NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE
Our director compensation program is market-based and is designed to be competitive with other compensation opportunities available to directors. Each year prior to the beginning of the term, the Compensation and Talent Committee reviews director compensation data from comparable companies obtained from management’s compensation consultants and other third parties, and analyses performed by our compensation department and/or consultants. With respect to compensation decisions made in May 2024 for the 2024-2025 term, and after a review of proxy data for companies similar to those reviewed in connection with 2024 executive officer compensation, the committee recommended to the Board an increase of $45,000 in total compensation for the Chairperson of the Board and an increase of $25,000 for the non-employee directors amount. Additionally, the committee recommended to the Board an increase of $5,000 in total compensation for each Committee Chair.
Amount of Compensation After receiving a recommendation from the Compensation and Talent Committee, the Board establishes compensation levels for each term based primarily on committee assignments, with separate compensation provided for services as Chairperson of the Board. The following table sets forth the annual compensation levels approved by the Board for the 2024-2025 term:

Chairperson of the Board[1]	$565,000
Non-Employee Director	325,000
Additional compensation for Committee Chair:
Audit Committee	40,000
Compensation and Talent Committee	30,000
Investment and Capital Committee	30,000
Nominating and Governance Committee	25,000
Technology Committee	30,000
Other additional compensation:
Audit Committee members	10,000
Secondary Committee assignment[2]	15,000
1 The Chairperson of the Board fees include fees for the Chair of the Nominating and Governance Committee and the Secondary Committee assignment premium.
2    No additional compensation is earned for service on the Executive Committee.

Form of Compensation For the 2024-2025 term, each non-employee director was given an opportunity to indicate a preference to receive either: (i) 100% of compensation in the form of a restricted stock award or (ii) 60% of compensation in the form of a restricted stock award and 40% in the form of cash. After considering such preferences, the committee provided for restricted stock awards under the Amended and Restated 2017 Directors Equity Incentive Plan (the Directors Equity Plan) and cash awards, as indicated in the table above. Cash compensation will be paid, and restricted stock awards will vest, on April 11, 2025, or earlier if a director dies or becomes disabled, or a change in control occurs. When a new director is appointed to the Board or a director changes committee assignments during a term, a proration or other appropriate adjustment may be made.
Equity Ownership Guidelines for Directors Within five years after being elected to the Board, each director must acquire common shares having a value equal to at least three times the director’s annual compensation for the most recently completed term, and then maintain such level of holdings throughout their tenure as a director. A director’s unvested restricted stock awards and any common share equivalent units held in The Progressive Corporation Directors Restricted Stock Deferral Plan, as amended and restated (the Directors Restricted Stock Deferral Plan) are treated as common shares held when determining whether this requirement is satisfied. As of December 31, 2024, each director who had been on our Board for more than five years satisfied this requirement.
Directors Restricted Stock Deferral Plan Directors receiving restricted stock awards under the Directors Equity Plan have the right to defer the receipt of the common shares covered by each such award under the Directors Restricted Stock Deferral Plan. If a director elects to defer a restricted stock award under this plan, immediately prior to vesting of the applicable award, the restricted shares are converted to units equivalent in value to Progressive common shares and credited to the participating director’s plan account. The participating director’s plan account will further be credited with amounts equal to any dividends and other distributions on Progressive common shares that are thereafter authorized by the Board. There are no other investment options under the Directors Restricted Stock Deferral Plan. All such accounts will be distributed in common shares (except that amounts attributable to dividend equivalent payments will be distributed in cash) in a lump sum or installments, at the time(s) designated by the participating director at the time of election (or later, if permitted); distributions may be accelerated, however, in the event of the participant’s death, the participant’s departure from our Board, or a change in control of Progressive.
Directors Deferral Plan Under The Progressive Corporation Directors Deferral Plan, as amended and restated (the Directors Deferral Plan), directors are able to elect to defer cash compensation. Deferred fees are credited into a stock unit account under which the units are equivalent in value and dividend rights to Progressive common shares. All such accounts will be distributed in cash, in a lump sum or installments, when and as designated by the participating director at the time of election (or later, if permitted) or, if earlier, upon the death of the director or upon a change in control of Progressive.
Each participating director’s unit holdings in the Directors Deferral Plan and the Directors Restricted Stock Deferral Plan are included in the table under “Security Ownership of Certain Beneficial Owners and Management – Security Ownership of Directors and Executive Officers,” under the column titled “Total Common Shares Beneficially Owned” or under the column titled “Units Equivalent to Common Shares.”
Perquisites Consistent with our general practice, during 2024, we did not provide perquisites to any of our non-employee directors in excess of $10,000.

ITEM 2: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAM
This proposal presents shareholders with the opportunity to cast an advisory vote to approve our compensation program for our executive officers in accordance with Section 14A of the Securities Exchange Act of 1934 (Exchange Act). We currently conduct advisory shareholder votes on our executive compensation program annually. Our executive compensation philosophy and our compensation program, plans, and awards for 2024 for our named executive officers are described above in “Compensation Discussion and Analysis” and in “Executive Compensation.”
Our executive compensation program is intended to attract and retain qualified executives and motivate them to achieve both short-term and longer-term business results that management and the Compensation and Talent Committee believe will drive shareholder returns over time. While we seek to maintain a consistent compensation program from year to year (generally comprised principally of salary, performance-based and time-based equity awards, and annual cash incentives), the Compensation and Talent Committee sets the details of the applicable compensation awards for executive officers each year, including performance goals and the potential compensation levels that may be attained. The Compensation and Talent Committee also considers modifications to the program, for example in the context of external hiring. Our named executive officers’ pay is heavily weighted toward performance-based compensation and equity-based awards and is intended to align our executives’ interests with those of our shareholders. We believe that the amount of compensation paid to our executives is reasonable and competitive with similarly sized public companies, although generally above median compensation can be earned when aggressive performance goals are achieved under our various incentive plans. We provide limited perquisites to executives, while including competitive health and welfare benefits, deferral rights, and limited severance rights. We do not provide pensions or supplemental retirement benefits to our executives.
Our Board recognizes the fundamental interest you, our shareholders, have in our executive compensation practices. We value your input on these matters and encourage you to contact the Board through one of the methods outlined above under “Other Board of Directors Information – Communications with the Board of Directors” should you have specific points of view or concerns that you would like the Board or the Compensation and Talent Committee to consider. Although this is an advisory vote, and the result accordingly will not be binding on the Board, our Compensation and Talent Committee will consider the outcome of the vote and any related communications from shareholders when evaluating the effectiveness of our compensation program and determining future plans and awards.
Based on the foregoing, the Board is seeking shareholder approval of the following:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the company’s Proxy Statement dated March 24, 2025, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussions, is hereby APPROVED.

The Board of Directors recommends that you vote FOR this proposal.

VOTE REQUIRED FOR APPROVAL
If a majority of the votes cast are cast “FOR” the proposal, shareholders will have approved our current executive compensation program. Abstentions and unvoted shares, including broker non-votes, will not be considered by us as votes cast.

ITEM 3: PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to perform an integrated audit of the consolidated financial statements of The Progressive Corporation and its subsidiaries for the year ending December 31, 2025, and the effectiveness of the company’s internal control over financial reporting as of December 31, 2025. The committee is directly responsible for the appointment, compensation, retention, and oversight of the company’s independent registered public accounting firm and it oversees the negotiation of the fees that are paid for these services. In the course of these responsibilities, the committee periodically considers whether it would be in the company’s and shareholders’ interests to change the company’s independent registered public accounting firm. In addition, the committee ensures the regular rotation of the lead audit partner, and in connection with that rotation, the committee and its Chair are involved in the selection of the new lead audit partner. PwC’s current lead audit partner has been in place since the 2022 audit.
In connection with the 2024 audit, the committee continued its practice of conducting an annual, formal review of PwC’s performance. This process involves feedback from committee members, management, and PwC concerning various dimensions of PwC’s work, including the quality of services, relevant skills, audit planning and execution, sufficiency of resources, communication and interactions, and the auditor’s independence, objectivity, and professional skepticism. In evaluating PwC’s independence, the committee further considers the extent of non-audit services performed by PwC, which could adversely impact PwC’s independence and objectivity. Based on these reviews, the Audit Committee believes that the continued retention of PwC to serve as the company’s independent registered public accounting firm for 2025 is in the best interests of the company and its shareholders.
Pursuant to this proposal, we are asking shareholders to ratify the committee’s selection of PwC. If shareholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, but the committee may decide to continue the engagement of PwC for 2025, due to difficulties in making such a transition after the year has begun. In such a case, the committee would again consider such a vote in connection with the selection of the independent registered public accounting firm for 2026. PwC has been our external auditors continuously since 1998, when its predecessor merged with Coopers & Lybrand, which had been our external auditors continuously since 1984.

The Board of Directors recommends that you vote FOR this proposal.

VOTE REQUIRED FOR APPROVAL
The affirmative vote of a majority of the votes cast on this proposal is required for approval. Abstentions and unvoted shares will not be considered by us as votes cast.

OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee of the Board requires that each engagement of PwC, or other appointed independent auditors, to perform any audit or permissible non-audit services must be approved by the committee or be entered into under the committee’s pre-approved authority described below. The committee expects that most engagements will be approved by the committee at the time that the independent auditor is engaged for its annual audit services. Proposed services that arise thereafter may be separately reviewed and, if appropriate, approved by the committee. In addition, the committee has authorized management, between regular committee meetings, to enter into specific categories of services on a pre-approved basis, subject to specific dollar caps. Those pre-approved categories include services relating to:
•securities offerings;
•financial statements and public disclosures for SEC and insurance regulatory filings;
•the operation or implementation of the company’s systems or processes;
•acquisitions, divestitures, or other transactions;
•state and local taxes; and
•ordinary course purchases of accounting tools, education, and similar items.
All engagements entered into under this pre-approved authority must be reported to the committee at its next regular meeting. The committee has not adopted any other policies or procedures that would permit management to engage PwC or any other appointed independent auditor for non-audit services without the specific prior approval of the committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Following are the aggregate fees billed by PwC for the fiscal years ended December 31:

Fees	2024	2023
Audit	$5,840,238	$5,790,624
Audit-related	918,826	1,333,614
Tax	—	9,505
Other	115,592	129,858
Total	$6,874,656	$7,263,601
•Audit fees Amounts include professional services rendered for the integrated audit of Progressive’s consolidated financial statements, statutory audits, and the audit of our internal controls over financial reporting.
•Audit-related fees Amounts include procedures in connection with the implementation of new systems and providing assurance on our internal controls for reliance by third-parties.
•Tax fees Amounts include fees for tax planning, consultation, and advice.
•Other Amounts include PwC’s attestation services, along with fees for data we purchased from them.
All of these fees were either pre-approved by the Audit Committee, or entered into under the pre-approved authority previously described.
Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement about Progressive’s financial condition, if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS
PROCEDURES FOR RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS
To Recommend a Candidate for our Board of Directors
Pursuant to the Nominating and Governance Committee’s charter, the Board has adopted procedures for Progressive’s shareholders to propose director candidates and a policy of considering such candidates. Any shareholder desiring to propose a candidate for election to the Board may do so by mailing to Progressive’s Secretary a written notice identifying the candidate. The written notice must also include the supporting information required by these procedures, the complete text of which can be found on our website at progressive.com/governance. The notice and supporting information should be sent to the Secretary at the following address:
David M. Stringer, Secretary
The Progressive Corporation
300 North Commons Blvd., Box W94
Mayfield Village, OH 44143
Upon receipt, the Secretary will forward the notice and the other information provided to the Nominating and Governance Committee.
Shareholders may recommend candidates to the committee pursuant to these procedures at any time. However, to be considered by the committee in connection with Progressive’s 2026 Annual Meeting of Shareholders, the Secretary must receive the shareholder’s recommendation and the information required by the procedures on our website on or before November 30, 2025.
The committee’s policy is to review and evaluate each candidate for nomination properly recommended by shareholders on the same basis as all other candidates, as previously discussed in “Item 1: Election of Directors – Director Nominee Selection Process.” The committee will give strong preference to candidates who are likely to be deemed independent under SEC and NYSE rules. As to candidates recommended by a shareholder, the committee may give more weight to candidates who are unaffiliated with the shareholder recommending their nomination and to candidates who are recommended by long-standing shareholders with significant share ownership (i.e., greater than 1% of our common shares owned for more than two years). Upon the expiration of a director’s term on the Board, that director will be given preference for nomination when the director indicates their willingness to continue serving and, in the committee’s judgment, the director has made, and is likely to continue to make, significant contributions to the Board and Progressive.
We will not publicize any decision by the committee not to nominate a particular individual for election to the Board, unless required by applicable laws or NYSE rules. The committee will have no obligation to respond to shareholders who recommend candidates that the committee has determined not to nominate for election to the Board, but the committee may choose to do so.
To Nominate a Person for Election as a Director Under our Proxy Access Provision
Under the proxy access provision in our Code of Regulations, an Eligible Shareholder who complies with the provision may nominate one or more individuals for election to the Board of Directors at an annual shareholders’ meeting and have the nomination included in the company’s proxy statement for that meeting. An Eligible Shareholder is a record or beneficial owner (or group of up to 20 record and/or beneficial owners) that has owned continuously for at least three years at least 3% of our outstanding common shares. A shareholder cannot be a part of more than one group nominating individuals for any particular annual meeting. Among other technical details, the proxy access provision includes rules to determine whether a record or beneficial holder “owns” the common shares of the company for purposes of the proxy access provision and addresses the treatment of loaned shares and hedging transactions.
The number of nominees that can be nominated under the proxy access provision for any particular annual meeting cannot exceed one or 20% of the number of directors then in office (rounded down to the nearest whole number), whichever is greater, reduced by (a) the number of nominees for which the company has received nominations under a separate provision of our Code of Regulations related to shareholder nominations for director that are not intended to be included in the company’s proxy statement, (b) the number of directors or nominees that will be included in the proxy statement (as an unopposed (by the company) nominee) as a result of an agreement, arrangement, or other understanding between the company and a shareholder, and (c) the number of directors then in office who were originally nominated and elected through the proxy access provision and will again be included in the company’s proxy statement (except to the extent that any such director has served continuously for two terms as a nominee of the Board). If the company receives more nominations under the proxy access provision than are permitted, then the Eligible Shareholder with the largest stock ownership will be able to nominate one individual, and the Eligible Shareholder with the second largest stock ownership will be able to nominate one individual, and so on until the number of permitted nominations is reached.
The deadline for an Eligible Shareholder to submit a shareholder nomination under the proxy access provision for the 2026 Annual Meeting of Shareholders is November 24, 2025. For any nomination to be considered timely under the proxy access provision, the company must receive by the deadline the shareholder nomination and all required information and documentation described in our proxy access provision, and any supporting statement of 500 words or less that the Eligible Shareholder wishes to be included in the proxy statement. Shareholder nominations and related documentation should be sent to the Secretary at the address set forth above.
The proxy access provision has a number of additional limitations and requirements related to director nominations by Eligible Shareholders. Interested parties should review our Code of Regulations.
To Nominate a Person for Election as a Director Under our Advance Notice Provision
A shareholder who intends to nominate one or more individuals for election to the Board of Directors at an annual shareholders’ meeting but does not want the nomination included in the company’s proxy statement for that meeting, may nominate directors if the shareholder complies with the advance notice provision in our Code of Regulations.
To nominate a director for election under the advance notice provision for the 2026 Annual Meeting of Shareholders, written notice must be received by the Secretary between January 9, 2026, and February 8, 2026, together with all required information described in the advance notice provision in our Code of Regulations. A shareholder’s notice should be sent to the Secretary at the address set forth above. In the event the date of the annual shareholders’ meeting is more than 30 days before or more than 60 days after the first anniversary of the immediately preceding year’s annual shareholders’ meeting, notice by the shareholder to be timely must be received not later than the 90th day prior to the current year’s annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the current year’s annual meeting is first given to shareholders.
In addition to the requirements of our advance notice provision, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the
Exchange Act (including a statement in the shareholder’s notice that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the company’s nominees).
To Make a Shareholder Proposal
Any shareholder who intends to present a proposal at the 2026 Annual Meeting of Shareholders for inclusion in the Proxy Statement and form of proxy relating to that meeting in compliance with SEC Rule 14a-8 is advised that the proposal must be received by the Secretary at our principal executive offices at the address set forth above, on or before November 24, 2025. Shareholder proposals that are not intended to comply with Rule 14a-8 must be submitted to us between January 9, 2026, and February 8, 2026, together with the supporting information required by our Code of Regulations, to ensure that they may be presented at our Annual Meeting in 2026. If a shareholder submits such a proposal after February 8, 2026, the presiding officer at the Annual Meeting may refuse to acknowledge the proposal. However, if the presiding officer allows the consideration of a proposal submitted after February 8, 2026, the proxies designated by the Board may exercise their discretionary voting authority with respect to any such proposal, without our discussing the proposal in our proxy materials.
HOUSEHOLDING
SEC regulations permit a single set of the Annual Report and Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing costs. A number of brokerage firms have also instituted householding procedures. In accordance with a notice sent to certain beneficial shareholders who share a single address, only one copy of this Proxy Statement and the attached Annual Report will be sent to that address, unless any shareholder residing at that address gives contrary instructions.
We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the attached Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered.

A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, can make that request by:
•calling toll-free: 1-866-540-7095;
•writing to: The Progressive Corporation, Investor Relations, 300 North Commons Blvd., Box W94, Mayfield Village, OH 44143; or
•emailing: investor_relations@progressive.com.
Shareholders sharing an address who are receiving multiple copies of these materials can request to receive a single copy of such materials in the future by contacting us at the phone number or addresses provided above.
CHARITABLE CONTRIBUTIONS
Within the preceding three years, Progressive has not made a contribution to any charitable organization in which any of our directors serves as a director, trustee, or executive officer.
The Progressive Insurance Foundation, which is a charitable foundation that receives contributions from Progressive, contributes to certain qualified tax-exempt organizations identified by our ERGs and others that are recommended by our employees through the Name Your Cause® program. In honoring an employee’s recommendation, the Foundation may have contributed to charitable organizations in which one or more of our directors, nominees, or executives may be affiliated as an executive officer, director, or trustee. See “Proxy Statement Summary – Human Capital Management – Diversity, Equity, and Inclusion” for more information.

SOLICITATION
Progressive is paying the cost of this solicitation, including the reasonable expenses of brokerage firms and other record holders for forwarding these proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, facsimile, other electronic means, or in person. We have engaged the firm of Sodali & Co, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist us in the solicitation of proxies at an estimated fee of $16,500 plus expenses. Proxies may also be solicited by our directors, officers, and employees without additional compensation.
PROXY VOTING MATTERS
If any other matters properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know at this time of any other matters that will be presented for action at the meeting.
INSIDER TRADING POLICIES AND PROCEDURES
We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers, Insiders, and certain family members, other persons, and controlled entities, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to the company. It is the company’s policy to comply with applicable securities laws when engaging in the purchase, sale, and/or other dispositions of its securities. A copy of the Insider Trading Policy is filed as an exhibit to our 2024 Annual Report.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these materials?
You received these materials because you were a shareholder of The Progressive Corporation on March 14, 2025, the record date. We hold a meeting of our shareholders annually. This year, the Annual Meeting will be held entirely online via live audio-only webcast to allow for greater participation by all of our shareholders, regardless of their geographic location. At the meeting, shareholders will be asked to vote on the matters listed in the Notice of Annual Meeting of Shareholders. Since it is not practical or convenient for all shareholders to attend the virtual Annual Meeting, our Board of Directors is seeking your proxy to vote on these matters.
What is a proxy?
A proxy is the legal authority that you give to another person to vote the shares you own at our Annual Meeting. The person you designate to vote your shares also is referred to as your proxy. If you designate someone as your proxy in a written document, that document sometimes is referred to as a proxy or proxy card. When you submit a proxy card or you submit your vote online or by calling a toll-free number, the person named as your proxy is required to vote your shares at the Annual Meeting in the manner you have instructed. Voting by proxy ensures that your vote is counted without having to attend the Annual Meeting.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. The Board has approved the matters to be acted upon at the Annual Meeting.
What is a proxy statement?
This document (excluding the 2024 Annual Report to Shareholders, which is attached as an appendix) is our Proxy Statement. A proxy statement is a document that SEC regulations require us to give shareholders when we are soliciting shareholders’ proxies to vote their shares. This Proxy Statement and the Annual Report contain important information about The Progressive Corporation and its subsidiaries and affiliates, and about the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.
How do I access the live audio-only webcast option for the Annual Meeting?
Any shareholder can listen and participate in the Annual Meeting via live audio-only webcast at virtualshareholdermeeting.com/PGR2025. The audio-only webcast will start at 10:00 a.m. eastern time. You will need your 16-digit control number that is shown on your proxy card or voting instruction form to vote and submit questions before or while attending the meeting online. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. A replay of the audio-only webcast of our Annual Meeting will be made available on our website for approximately one year.
The virtual meeting will be fully supported across browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you ensure you have a strong Wi-Fi or cell phone connection.
Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
What if I have technical or other IT problems logging into or participating in the Annual Meeting audio-only webcast?
A toll-free technical support “help line” will be available on the morning of the Annual Meeting for any shareholder who is having challenges logging into or participating in the meeting. If you encounter technical difficulties, please call the technical support line number that will be posted on the virtual Annual Meeting login page at
virtualshareholdermeeting.com/PGR2025. Technical support will be available 15 minutes before the start of the Annual Meeting and until the end of the meeting. The technical support will not be able to provide you with your 16-digit control number, however, so ensure that you have that number available prior to accessing the Annual Meeting.
Can I ask questions before or during the Annual Meeting?
Shareholders as of the record date may submit questions in advance of the Annual Meeting at proxyvote.com and shortly before or during the Annual Meeting through the virtual meeting platform at virtualshareholdermeeting.com/PGR2025. In order to submit questions online before the meeting or while attending the virtual meeting, you will need your 16-digit control number that is shown on your proxy card or voting instruction form. If you enter the meeting as a guest, you will not be able to submit questions.

Please refer to the Rules of Conduct and Procedures for the Annual Meeting that will be posted on the meeting website and our Investor Relations website at investors.progressive.com for more information.
Who is entitled to vote at the Annual Meeting?
Holders of our common shares at the close of business on March 14, 2025, the record date, are entitled to receive the Notice of Annual Meeting and Proxy Statement and to vote their shares at the Annual Meeting. Each share is entitled to one vote for each director nominee and on each other matter properly brought before the meeting.
What is the difference between a “shareholder of record” and a shareholder who holds shares in “street-name?”
If you hold Progressive common shares directly, either in stock certificate form or book-entry form, in your name with our transfer agent, Equiniti Trust Company, LLC, you are a “shareholder of record” (also known as a registered shareholder). The Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders, and proxy card have been sent directly to you by us or our representative.
If you own your shares indirectly through a broker, your shares are said to be held in “street-name.” Technically, your broker votes those shares. In this case, these materials and a voting instruction form have been forwarded to you by your broker or their designated representative. Through this process, your broker collects voting instructions from all of its customers who hold Progressive common shares and then submits votes to us in accordance with those instructions.
Under NYSE rules, we expect that your broker will NOT be able to vote your shares with respect to the election of directors, and Item 2, UNLESS you provide voting instructions to your broker (see the question “What are broker discretionary voting and broker non-votes?” below for more information). We strongly encourage you to exercise your right to vote.
How can I vote?
Internet or Telephone All shareholders of record can vote online or by touch-tone telephone prior to 11:59 p.m. eastern time, on Thursday, May 8, 2025, from the U.S. and Canada, following the directions on the proxy card. Online and telephone voting for street-name holders is typically made available by brokers. If applicable to you, voting instructions will be included in the materials you receive from them.

If you vote online or by telephone, you do not have to return your proxy card or voting instruction form.
Mail All shareholders of record can vote using the enclosed proxy card. Please be sure to complete, sign, and date the proxy card and return it in the enclosed, prepaid envelope. If you are a street-name holder, you will receive from your broker information on how to submit your voting instructions.
At the Virtual Meeting All shareholders of record may vote online at the Annual Meeting. Street-name holders may vote online at the Annual Meeting if they obtain a 16-digit control number from their broker (typically on their voting instruction form). If you hold your shares in street-name and want to participate in the virtual Annual Meeting but did not receive a 16-digit control number, you must contact your broker for instructions to access the meeting. Participants in the 401(k) plan are not eligible to vote online at the virtual Annual Meeting.
401(k) Plan Participants If you hold shares through Progressive’s 401(k) plan, you will receive separate information on how to instruct the plan trustee to vote the shares held on your behalf under the plan. If your voting instructions are received before the trustee’s deadline, your 401(k) plan shares will be voted according to the instructions that you provide. If you do not specify your voting instructions in the manner required, your shares will not be voted. To allow the trustee sufficient time to process your voting instructions, you must submit your voting instructions by 11:59 p.m. eastern time, on Tuesday, May 6, 2025.
If I submit a proxy, may I later change or revoke it?
Yes. If you are a shareholder of record, you may revoke your proxy at any time before votes are cast at the Annual Meeting by:
•providing written notice to the Secretary of the company;
•timely delivering a valid, later-dated, and signed proxy card or a later-dated vote via the Internet or by telephone prior to 11:59 p.m. eastern time, on Thursday, May 8, 2025; or
•voting at the Annual Meeting.
If you are a street-name holder of shares, you may submit new voting instructions by contacting your broker. You may also attend the audio-only webcast for the Annual Meeting and vote at the Annual Meeting, if you obtain a 16-digit control number as described in the answer to the previous question.

If you hold shares through our 401(k) plan, you can change your voting instructions at any time prior to
11:59 p.m. eastern time, on Tuesday, May 6, 2025; voting of 401(k) plan shares at the Annual Meeting is not permitted.
Only your last vote will be counted. All shares that have been properly voted and not revoked will be voted at the Annual Meeting as instructed.
Who counts the votes?
Votes will be tabulated by, or under the direction of, the Inspector(s) of Election, who may be our regular employee(s). The Inspector(s) of Election will certify the results of the voting.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?
You have the right to vote FOR or AGAINST each director nominee and each other proposal, or to ABSTAIN from voting. Assuming that at least a majority of our common shares outstanding are present at the meeting either virtually or by proxy (called a quorum), the following table summarizes the vote required for approval regarding the director elections and each other proposal, as well as the Board’s voting recommendation.

Item Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval[1]	Broker Discretionary Voting Allowed?[2]
1	Elect as directors the 11 nominees identified in this Proxy Statement, each to serve for a term of one year	FOR each nominee	Majority of votes cast	No
2	Cast an advisory vote to approve our executive compensation program	FOR	Majority of votes cast	No
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR	Majority of votes cast	Yes
1 Abstentions and unvoted shares (including broker non-votes) will not be considered by us as votes cast.
2 See the question below entitled “What are broker discretionary voting and broker non-votes?” for additional explanation.
What are broker discretionary voting and broker non-votes?
For shares held in street-name, when a broker does not receive voting instructions from its customers, the question arises whether the broker is able to vote those shares. For us, the answer to that question depends on whether the NYSE classifies the matter being voted on as “routine” or “non-routine.”
For routine matters, the NYSE gives brokers the discretion to vote, even if they have not received voting instructions from their customers (sometimes referred to as the beneficial owners). Each broker has its own policies that control whether or not it casts votes for routine matters. In this Proxy Statement, only the ratification of our independent registered public accounting firm (Item 3) is expected to be considered routine by the NYSE.
For non-routine matters, the NYSE prohibits brokers from casting votes on behalf of the beneficial owners if the broker has not received voting instructions. When the broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, each item other than Item 3, the ratification of our independent registered public accounting firm, is expected to be considered non-routine by the NYSE. As a result, on each of those items, if you hold your shares in street-name, your shares will NOT be voted unless you give instructions to your broker.
The NYSE will make final determinations about our proposals and will inform the brokers whether each proposal is considered routine or non-routine. To ensure that your shares are voted, we strongly encourage you to provide your broker with your voting instructions.
Can I access the proxy materials on the Internet?
Yes. The proxy materials and our Annual Report to Shareholders are available on a dedicated website at progressiveproxy.com. In addition, our Annual Report on Form 10-K is available at the Investor Relations section of our website at progressive.com/sec.
If you hold your shares in street-name, your broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials delivered to you by your broker regarding the availability of this service.

AVAILABLE INFORMATION
Progressive’s Corporate Governance Guidelines, Board of Director Committee Charters, Code of Business Conduct and Ethics, and CEO/Senior Financial Officer Code of Ethics are available at
progressive.com/governance. You can also request printed copies of these documents by writing to The Progressive Corporation, Investor Relations, 300 North Commons Blvd., Box W94, Mayfield Village, OH 44143 or emailing investor_relations@progressive.com.
We will furnish, without charge, to each person to whom a Proxy Statement is delivered a copy of our Annual Report on Form 10-K for 2024 (other than certain exhibits). You can make that request by writing or calling us. Written requests for these documents should be sent to The Progressive Corporation, Investor Relations, 300 North Commons Blvd., Box W94, Mayfield Village, OH 44143 or emailed to investor_relations@progressive.com. Or you can call us at 440-395-2222 to request these documents.
By Order of the Board of Directors,
David M. Stringer, Secretary
March 24, 2025

THE PROGRESSIVE CORPORATION
300 NORTH COMMONS BLVD.
MAYFIELD VILLAGE, OH 44143

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Code above**

Use the Internet to transmit your voting instructions up until 11:59 p.m. eastern time on May 8, 2025, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 6, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PGR2025**

You may attend the meeting via the Internet and vote your shares, with the exception of shares held in Progressive's 401(k) plan, during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on May 8, 2025, with the exception of shares held in Progressive's 401(k) plan for which voting instructions must be submitted by 11:59 p.m. eastern time on May 6, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64749-P22584 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROGRESSIVE CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Philip Bleser	☐	☐	☐
1b. Stuart B. Burgdoerfer	☐	☐	☐
1c. Pamela J. Craig	☐	☐	☐
1d. Charles A. Davis	☐	☐	☐
1e. Roger N. Farah	☐	☐	☐
1f. Lawton W. Fitt	☐	☐	☐
1g. Susan Patricia Griffith	☐	☐	☐
1h. Devin C. Johnson	☐	☐	☐
1i. Jeffrey D. Kelly	☐	☐	☐
1j. Barbara R. Snyder	☐	☐	☐
1k. Kahina Van Dyke	☐	☐	☐

In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders should sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report to Shareholders are available at www.proxyvote.com.

V64750-P22584

THE PROGRESSIVE CORPORATION
Annual Meeting of Shareholders
May 9, 2025 10:00 a.m. eastern time

Proxy Solicited on Behalf of the Board of Directors for the 2025 Annual Meeting of Shareholders

The undersigned hereby appoints John P. Sauerland and David M. Stringer, and both of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of The Progressive Corporation, to be held on May 9, 2025, and at that meeting, and at any adjournment or postponement of that meeting, to vote and act with respect to all of The Progressive Corporation common shares, $1.00 par value, that the undersigned is entitled to vote, with all power the undersigned would possess if present, as follows:

This proxy, when properly executed, will be voted as specified by the shareholder. If no votes are specified, this proxy will be voted FOR the election of each of the 11 nominees identified in Item 1 and FOR each of the proposals described in Items 2 and 3.

Continued and to be signed on reverse side